UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           SCHEDULE 14C INFORMATION
              Information Statement Pursuant to Section 14(c) of
                     the Securities Exchange Act of 1934


Check the appropriate box:
(X) Preliminary Information Statement
( ) Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5(d)(2))
( ) Definitive Information Statement


                               LINCOLN LOGS LTD.
              (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):
(X) No fee required.
( ) Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1)  Title of each class of securities to which transaction applies.
    --------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies.
    --------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined).
    --------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction.
    --------------------------------------------------------------------------
    5)  Total fee paid.
    --------------------------------------------------------------------------

( ) Fee paid previously with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
    --------------------------------------------------------------------------
    2) Form, Schedule or Registration Statement No.:
    --------------------------------------------------------------------------
    3) Filing Party:
    --------------------------------------------------------------------------
    4) Date Filed:
    --------------------------------------------------------------------------

                              LINCOLN LOGS LTD.
                              5 Riverside Drive
                         Chestertown, New York 12817


                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                       To be Held on April 28, 2005

  You are cordially invited to attend the Special Meeting (the "Meeting") of Shareholders of Lincoln Logs Ltd. (the "Company"), a New York corporation, that will be held at the offices of Whiteman Osterman & Hanna, LLP, One Commerce Plaza, Albany, New York, at 10:30 a.m. on April 28, 2005.

  At the Meeting, the Company's shareholders will be considering and voting on the following matters:

1. To approve an amendment to the Company's Certificate of Incorporation that will effect a 1-for-500 reverse stock split of the Company's common stock.

2. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

These proposals are more fully described in the enclosed Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                          By Order of the Board of Directors


                                          /s/ William J. Thyne
                                          --------------------
                                          William J. Thyne
                                          Secretary

April 7, 2005

                                LINCOLN LOGS LTD.
                                5 Riverside Drive
                           Chestertown, New York 12817


                              INFORMATION STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                 April 28, 2005


                                     GENERAL

  This Information Statement is furnished in connection with the Special Meeting (the "Meeting") of Shareholders of Lincoln Logs Ltd. (the "Company"), a New York corporation, to be held on April 28, 2005, at 10:30 a.m., at the offices of Whiteman Osterman & Hanna, LLP, One Commerce Plaza, Albany, New York, and at any adjournment. This Information Statement is being first sent to the Company's shareholders on or about April 7, 2005.

At the Meeting, the Company's shareholders will be asked to consider the proposal to amend the Company's Restated Certificate of Incorporation to effect a 1-for-500 reverse stock split (the "Reverse Split"). A form of the Certificate of Amendment to the Company's Restated Certificate of Incorporation is attached hereto as Appendix A. As a result of the Reverse Split, each shareholder of the Company owning fewer than 500 shares immediately prior to the Reverse Split will own only a fractional share of stock and accordingly, will no longer be a shareholder of the Company. Such shareholders will, therefore, receive cash, in lieu of such fractional share, in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of stock). Each shareholder owning 500 or more shares prior to the Reverse Split will own 1 share for every 500 shares previously owned by such shareholder and will receive cash for any fractional shares resulting from the Reverse Split.

After the Reverse Split has occurred, the Company anticipates that it will have 132 shareholders of record. In the event that there are fewer than 300 shareholders of record following the Reverse Split, the Company intends to file a Form 15 with the Securities and Exchange Commission (the "SEC") to terminate registration of its common stock under the federal securities laws (together with the Reverse Split, the "Reverse Split Transaction"). As a result, the Company would no longer be subject to, among other things, the annual and periodic reporting requirements under the federal securities laws that are applicable to SEC reporting companies. In addition, the Company's common stock would cease to be traded on the Nasdaq OTC Bulletin Board. Accordingly, while the Company will use best efforts to arrange and maximize the potential for outlets for the trading of the Company's Common Stock, any trading in the Company's common stock after the Reverse Split Transaction will generally only occur in privately negotiated sales.

The Company's Board of Directors unanimously authorized the Reverse Split. The Reverse Split will be approved if a majority of all outstanding shares of common stock entitled to vote thereon vote in favor of its approval. John D. Shepherd, Chief Executive Officer and owner of approximately 57% of the outstanding shares of the Company's common stock, and the other members of the Company's management team, who, together with Mr. Shepherd, own approximately 82% of the outstanding shares of the Company's common stock, have indicated their intention to vote in favor of the Reverse Split. If they do so, the Reverse Split will be approved, and effected, without considering the vote of the Company's unaffiliated shareholders.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTION TO BE TAKEN AT THE SPECIAL MEETING OF SHAREHOLDERS.

                              RECORD DATE AND VOTING

  The proposal to be voted on at the Meeting is described in detail in this Information Statement. Shareholders of record at the close of business on April 4, 2005, are entitled to notice of, and to vote at, the Meeting. At the close of business on that date, there were outstanding and entitled to vote 9,040,059 shares of common stock, par value $0.01 per share ("Common Stock"), which is the only outstanding class of voting securities of the Company. As of the same date, the Company had ______ shareholders of record. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by that shareholder on the record date.

                                  OTHER MATTERS

The Board of Directors does not intend to present at the Meeting any matters other than those set forth in this Information Statement, nor does the Board of Directors know of any other matters which may come before the Meeting.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET                                                           1
 Summary of the Transaction                                                  1
 Questions and Answers                                                       2
SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF
INCORPORATION TO EFFECT REVERSE SPLIT                                        7
 Introduction                                                                7
 How The Reverse Split Transaction Will Be Effected                          8
 Purposes and Reasons For the Proposed Reverse Split                         9
  Potential Advantages to Going Private                                      9
  Potential Disadvantages to Going Private                                  11
 Deliberations of the Board of Directors                                    12
  Initial Review and Consideration by the Board of Directors                13
  March 17, 2005 Meeting of the Board of Directors                          18
 Summary of the General Effects of the Reverse Split                        23
  Rights, Preferences And Limitations                                       23
  Effect on Number of Shareholders and Number of Outstanding Shares         24
  Financial Effect                                                          24
  Effect on Market for Shares                                               25
  Termination of Exchange Act Registration of New Common Stock              25
  Beneficial Owners of Company Stock                                        26
  Directors and Officers and the Affiliated Shareholders                    26
  Effect of the Reverse Split on Optionholders                              26
  Effect of the Reverse Split Transaction on the Conduct of the Company
     Business                                                               26
  Effect on the Aggregate Number of Shares of the Company's Common Stock 27 PROPOSAL ONE-APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
EFFECT REVERSE STOCK SPLIT                                                  27
 Source and Amount of Funds for and Expenses of the Reverse Split           27
 Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares    28
 Shareholder Approval                                                       28
 Conflicts of Interest                                                      28
 Reservation of Right to Abandon the Reverse Split                          29
 Recommendations of the Board of Directors                                  29
INFORMATION REGARDING THE COMPANY AND CERTAIN TRANSACTIONS                  29
 Directors and Executive Officers                                           30
 Security Ownership of Certain Beneficial Owners                            35
 Security Ownership of Management                                           36
 Certain Transactions                                                       37
 Stock Purchases                                                            38
 Public Offerings                                                           38
FEDERAL INCOME TAX CONSEQUENCES                                             38
 The Reverse Split Transaction                                              39
 Federal Income Tax Consequences to Shareholders, Including Affiliates,
    Who Are Not Cashed-Out in the Reverse Split Transaction                 39
 Federal Income Tax Consequences to Shareholders, Including Affiliates,
    Who Both Receive Cash and Own, or Are Considered to Own for Federal
    Income Tax Purposes, The Company's Common Stock After the Reverse
    Split Transaction                                                       40
 Federal Income Tax Consequences to Cashed-out Shareholders, including
    Affiliates, Who do not Own, and Are Not Deemed to Own, the Company's
    Common Stock After the Reverse Split Transaction                        41

DISSENTERS' APPRAISAL RIGHTS                                                41
 How To Exercise Dissenters' Rights                                         41
 Procedure For Appraisal Proceeding                                         42
DOCUMENTS INCORPORATED BY REFERENCE                                         44
OTHER MATTERS                                                               45

                               SUMMARY TERM SHEET

  We have highlighted selected information from this Information Statement in the summary below, and the question and answer section that follows. These sections do not contain all of the information that is important to you. For a more complete description of the proposed Reverse Split Transaction, you should carefully read this entire document, its attachments and the other documents to which we refer.

Summary of the Transaction

The following are certain key features of the Reverse Split Transaction:

  If you are a shareholder of the Company owning fewer than 500 shares immediately prior to the Reverse Split, you will own only a fractional share of stock as a result of the Reverse Split and, accordingly, you will no longer be a shareholder of the Company. In lieu of your fractional share, you will receive cash in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and the denominator as the number 500 (which is equal to $0.49 per share of common stock). See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- How the Reverse Split Transaction Will be Effected."

  If you are a shareholder of the Company that owns 500 or more shares of the Company's common stock at the effective time of the Reverse Split, you will continue to be a shareholder of the Company. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- How the Reverse Split Transaction Will be Effected."

  The current directors and officers of the Company will continue to serve as the directors and officers of the Company immediately after the Reverse Split Transaction and the percentage ownership of the Company's common stock beneficially owned by the directors and officers of the Company as a group will increase from approximately 82% to approximately 84%, based on the shares outstanding as of March 8, 2005. Accordingly, the Reverse Split will not result in any changes in the control of the Company. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Summary of the General Effects of the Reverse Split."

If the Company has fewer than 300 shareholders of record of common stock after the completion of the Reverse Split Transaction, the Company will be eligible and intends to terminate registration of its common stock with the Securities and Exchange Commission (the "SEC") and accordingly, will no longer be obligated to file periodic reports and proxy statements pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act". See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Summary of the General Effects of the Reverse Split."

  The principal advantages of the Reverse Split Transaction are the direct and indirect savings of expenses that are expected to be realized by the termination of the Company's reporting company status. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT
-- Purposes and Reasons for the Proposed Reverse Split."

  The principal disadvantages of the Reverse Split Transaction include the facts that (i) shareholders will no longer have an organized trading market in which to purchase and sell shares of the Company's common stock because the Company's common stock will no longer be quoted on the Nasdaq Over-the-Counter Bulletin Board, (ii) there will be limited information available publicly regarding the Company unless the Company voluntarily elects to disseminate information publicly or it re-registers under the Exchange Act in the future, and (iii) many of the Company's shareholders (those who own less than 500 shares) will cease to be shareholders of the Company. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT
-- Purposes and Reasons for the Proposed Reverse Split."

  The number of the Company's shareholders of record will be reduced from approximately [3,100] to 132, and the number of the outstanding shares of the Company's common stock will be reduced by approximately 2.6% from, as of March 8, 2005, 9,040,059 shares to approximately 8,804,000 shares. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT -- Summary of the General Effects of the Reverse Split."

  The Company will pay cash of approximately $115,669 in the aggregate out of its working capital to repurchase fractional shares and approximately $58,800 to pay the costs of the Reverse Split Transaction. See "PROPOSAL ONE -- APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT -- Source and Amount of Funds for and Expenses of the Reverse Split."

Questions and Answers

  Why Are We Proposing a Reverse Split Transaction?

  The purpose of the Reverse Split is to relieve the Company of the substantial costs and liability exposure associated with complying with the public document filing requirements of the Exchange Act, and in particular, the extensive new requirements of the Sarbanes-Oxley Act of 2002. The proposed 1-to-500
Reverse Split and payment of cash in lieu of fractional shares resulting therefrom (previously defined as the "Reverse Split Transaction") was initially unanimously approved by the Board of Directors on February 19, 2005, and is proposed to enable the Company to "go private" by reducing the number of shareholders of record to less than 300, thereby allowing the Company to terminate its registration under the Exchange Act. As a private company, the Company would no longer be required to file annual and quarterly reports with the SEC.

  The reasons for the Reverse Split Transaction are discussed in detail below under the caption "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO

CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT- Purposes and Reasons for the Proposed Reverse Split".

  What Will I Receive if The Reverse Split Transaction Is Approved?

  If the Reverse Split Transaction is approved by the shareholders and implemented:

  Each holder of 500 shares of existing Common Stock ("Existing Common Stock") will automatically become the holder of one post-Reverse Split share of Common Stock (the "New Common Stock").

  No new certificates representing fractional shares will be issued. Instead, you will receive cash in lieu of the fractional share, in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock). For example, if you are the holder of 250 shares of Existing Common Stock at the effective time of the Reverse Split, you would receive $122.50 in cash rather than fractional shares of New Common Stock. This transaction will not involve commissions or other transaction fees that would be charged if you sold shares on the open market. The Company estimates that an aggregate amount of approximately $115,669 will be paid for resulting fractional shares.

  For further information, see "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT-How will the Reverse Split be Effected" below.

  What Does "Going Private" Mean?

  "Going Private" means the Company is engaging in a transaction that is designed to reduce the number of its shareholders to a number that is below 300, so that the Company may terminate its status as a public reporting company under the federal securities laws.

 The Company estimates that there will be approximately 132 shareholders of record remaining as a result of the Reverse Split Transaction. If the Company has less than 300 shareholders of record of its Common Stock, the Company may terminate the registration of its Common Stock under and compliance with the Exchange Act by filing a Form 15 with the SEC.

  For further information, see "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT" below.

  How Did The Board of Directors Determine the Fairness of the Reverse Split Transaction?

  The Board of Directors considered many factors in its determination to approve the Reverse Split Transaction and submit it to the shareholders for approval. Most importantly, the Board of Directors considered whether the

Reverse Split Transaction was in the best interests of the Company's shareholders. In connection with that decision, the Board of Directors considered advantages and disadvantages to the Company going private, as well as the methods and types of transactions available to allow the Company to go private. In connection with that analysis, the Board of Directors also was required to determine the fair value of the Company's Common Stock and, depending on the type of transaction chosen to go private, to determine whether the Board of Directors was permitted to or thought it advisable to recommend the Company pay any premium over the fair value of the Company's Common Stock. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT - Deliberations of the Board of Directors" below.

  The Board of Directors determined that the pre-Reverse Split fair value of the Common Stock was $0.49 per share. The Board of Directors made this determination based on an opinion of value it received from Empire Valuation Consultants, LLC, an independent valuation consultant, and certain other considerations, such as general lack of liquidity of the Common Stock, recent trading volumes, Company projections and recent market trends, that the Board of Directors deemed relevant to its evaluation. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT - Deliberations of the Board of Directors" below.

  What Are the Interests of the Affiliated Shareholders of the Company in the Reverse Split Transaction?

  The Company's officers and directors (the "Affiliated Shareholders") currently own approximately 82% of the Company's outstanding Existing Common Stock. It is expected that, as a group, the Affiliated Shareholders will be holders of approximately 84% of the New Common Stock following consummation of the Reverse Split Transaction. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT - Summary of the General Effects of the Reverse Split" below.

  How Will the Ownership Interests of Holders of Fewer Than 500 Shares Be Affected By the Reverse Split Transaction?

  Holders of fewer than 500 shares of Existing Common Stock will no longer have any voting or ownership rights in the Company after the Reverse Split Transaction is effected and will instead be entitled to receive a cash payment in lieu of their interest in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock). As a result, such holders will no longer be able to participate in any future growth of the Company. See "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT - How the Reverse Split Transaction will be Effected" and "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT - Purposes and Reasons for the Proposed Reverse Split" below.

  What Are the Principal Advantages of the Reverse Split Transaction?

  The Company believes, based upon historical information, that it may save approximately $210,000 in the first year and up to $300,000 per year in subsequent years following the Reverse Split Transaction in costs associated with being a public reporting company. The Company also believes that a substantial number of employee hours will be saved and be able to be redeployed by not having to file Exchange Act reports. However, these direct and indirect cost savings are estimates and the actual savings may be higher or lower.

  Affiliated and unaffiliated shareholders holding a number of shares not evenly divisible by 500 will receive a cash payment for the portion of their interest that would otherwise be represented by a fractional share, without incurring brokerage or other transaction costs.

  To review the principal advantages of the Reverse Split Transaction in greater detail, please read the discussions under "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT
- Purposes and Reasons for the Proposed Reverse Split" below.

  What Are the Principal Disadvantages of the Reverse Split Transaction?

  Shareholders who are cashed-out completely will no longer have any ownership or voting rights in the Company and will not be able to participate in any future growth or profits that the Company may experience.

  If the Reverse Split Transaction is effected, the Company will become a private company which will have the following effects: (i) there will be limited opportunities for a public market for the Company's securities to develop unless the Company re-registers under the Exchange Act in the future, and (ii) there will be limited information available publicly regarding the Company, unless the Company voluntarily elects to disseminate information publicly or it re-registers under the Exchange Act in the future.

  To review the principal disadvantages of the Reverse Split Transaction in greater detail please read the discussions under "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT - Purposes and Reasons for the Proposed Reverse Split" below.

  What Are the Federal Income Tax Consequences of the Reverse Split Transaction for Shareholders?

  The receipt of cash in the Reverse Split Transaction will be taxable for federal income tax purposes. Shareholders who only receive shares of New Common Stock should not be subject to taxation as a result of the Reverse Split Transaction.

  Shareholders who receive cash in lieu of fractional shares of New Common Stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash.

  To review the material tax consequences in greater detail, please read the discussion under "FEDERAL INCOME TAX CONSEQUENCES" below.

  If I Own Fewer than 500 Shares of Existing Common Stock, is There Any Way I Can Continue to be a Shareholder of the Company After the Reverse Split Transaction?

  If you own fewer than 500 shares before the Reverse Split, the only way you can continue to be a shareholder of the Company after the Reverse Split, is to purchase, prior to the effective date of the Reverse Split, which is expected to be April 29, 2005, (the "Effective Date") sufficient shares to cause you to own a minimum of 500 shares on the Effective Date. We cannot assure you, however, that any shares will be available for such purchase.

  Is There Anything I Can Do if I Own 500 or More Shares of Existing Common Stock, but Would Like to Take Advantage of the Opportunity to Receive Cash for My Shares as a Result of the Reverse Split Transaction?

  If you own 500 or more shares before the Reverse Split Transaction, you can receive cash for all of your shares if, prior to the Effective Date, you reduce your stock ownership to fewer than 500 shares by selling or otherwise transferring your shares. We cannot assure you, however, that any purchaser for your shares will be available.

  Alternatively, before the Effective Date, you could divide your shares among different recordholders so that fewer than 500 shares are held in each account. For example, you could divide your shares between your own name and a brokerage account so that fewer than 500 shares are held in each account.

  What Happens if I Own a Total of 500 or More Shares Beneficially, but I Hold Fewer than 500 Shares of Existing Common Stock of Record in my Name and Fewer than 500 Shares with my Broker in "Street Name?"

  If you, for example, have 200 shares registered in your own name with the Company's transfer agent, and you have 300 shares held through your broker in street name, you would receive cash for the 200 shares of Existing Common Stock you hold of record and you would also receive cash for the 300 shares held in street name if your broker or other nominee accepts the Company's offer for each beneficial owner of fewer than 500 shares of Existing Common Stock held in the broker's or nominee's name to receive cash for fractional shares.

  If I Own at Least 500 Shares, but the Shares Are Split Among Record Holders as Described Above so That No Record Holder Owns 500 or More Shares, But I Wish to Continue to Own Common Stock After the Reverse Split Transaction, What Should I Do?

  Before the Effective Date, you could put all of the shares you own beneficially in the name of one recordholder, either in your name or in street name, so that the total shares you own that are held of record in the same name is at least 500 shares, and then you would continue to be a shareholder after the Effective Date.

  What Percentage of Shareholders Must Vote in Favor of the Reverse Split Transaction for it to be Approved?

  The Reverse Split Transaction will be approved if a majority of the all outstanding shares of Common Stock entitled to vote thereon vote in favor of its approval. John D. Shepherd, Chief Executive Officer and owner of approximately 57% of the outstanding shares of the Company's Existing Common Stock, and the rest of the Affiliated Shareholders, who, together with Mr. Shepherd, own approximately 82% of the Company's Existing Common Stock, have indicated their intention to vote in favor of the Reverse Split Transaction. If they do so, the Reverse Split Transaction will be approved, and effected, without considering the vote of the Company's unaffiliated shareholders.

  Do I Have Appraisal or Dissenters' Rights?

  Under New York law, those shareholders who wish to exercise their right to dissent and elect not to receive the cash value in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and the denominator as the number 500 (which is equal to $0.49 per share of Existing Common Stock) must meet all of the specific requirements stated in Section 623 of the New York State Business Corporation Law (See Appendix B). This means that only holders of shares in increments of less than 500 shares of the Company's Existing Common Stock that would result in receiving a cash payment in lieu of a fractional share are entitled to dissenters' rights. The dissenters' rights statute provides that shareholders who dissent from the Reverse Split Transaction are entitled to payment in cash for the fair value of their fractional share (if any) resulting from the Reverse Split. Under New York law, if a shareholder votes in favor of the Reverse Split Transaction at the Special Meeting, he/she cannot then subsequently exercise dissenters' rights he/she otherwise may have had under law as to the Reverse Split Transaction. See "DISSENTERS' APPRAISAL RIGHTS" below for important details regarding the procedure and specific rights.

                      SPECIAL FACTORS RELATING TO APPROVAL OF
                   AMENDMENT TO CERTIFICATE OF INCORPORATION TO
                              EFFECT REVERSE SPLIT

 Introduction

  On February 19, 2005, and March 17, 2005, the Company's Board of Directors unanimously adopted a resolution approving, and decided to recommend to the Company's shareholders, a 1-for-500 reverse stock split (previously defined as the "Reverse Split") of the Company's Existing Common Stock, the preparation of the corresponding amendment of the Company's Certificate of Incorporation, and the payment of the fair value for any fractional shares resulting from the Reverse Split (previously defined as, together with the Reverse Split, the "Reverse Split Transaction"). The Reverse Split Transaction is proposed to reduce the number of shareholders of record to less than 300, thereby allowing the Company to terminate its registration under the Exchange Act and relieving the Company of the costs of filing public documents and allowing the Company to continue its long-term business plans without the burdens of public reporting. As a private company, the Company would no longer be required to file annual and quarterly reports with the SEC.

  The Company's Board of Directors had to consider many factors in its determination to approve the Reverse Split Transaction and submit it to the shareholders for approval. Most importantly, the Board of Directors had to determine if the Reverse Split Transaction was in the best interests of the Company's shareholders. In connection with that decision, the Board of Directors considered advantages and disadvantages to the Company of going private, as well as the methods and types of transactions available to allow the Company to go private. In connection with that analysis, the Board of Directors also was required to determine the fair value of the Company's Common Stock and, depending on the type of transaction chosen to go private, to determine whether the Board of Directors was permitted to or thought it advisable to recommend the Company pay any premium over the fair value of the Company's Common Stock.

  The Board of Directors, after extensive discussions with representatives from Company management and outside legal counsel to the Company, made a preliminary determination that a reverse stock split would be the best transaction structure to achieve, in the most cost effective manner, the Company's going private goal.

  The Reverse Split is subject to approval by a majority of all outstanding shares of Common Stock entitled to vote thereon. The Company's officers and directors, who own approximately 82% of the Company's Existing Common Stock (previously defined as the "Affiliated Shareholders"), have indicated their intention to vote in favor of the Reverse Split.

How The Reverse Split Transaction Will Be Effected

  The Reverse Split of the Company's outstanding Common Stock will automatically occur upon the filing of the Reverse Split amendment to the Company's Certificate of Incorporation ("Reverse Split Amendment"), after such filing has been approved by the Company's shareholders at the Meeting. The "Effective Date," referred to throughout this Information Statement of the Reverse Split will be the date indicated as such in the Reverse Split Amendment, which date is currently expected to be April 29, 2005, the date on which the Reverse Split Amendment is filed with the State of New York. A form of the Reverse Split Amendment is attached hereto as Appendix A.

  Following shareholder approval of the Reverse Split Amendment, each holder of at least 500 shares of Existing Common Stock will automatically become the holder of at least one post-Reverse Split share of Common Stock, also referred to herein as "New Common Stock". No fractional shares will be issued in onnection with the Reverse Split, and any fractional shares that may result will be redeemed in cash based on the fair value of the Existing Common Stock as required by New York Law. The fair value of the Existing Common Stock was determined (for purposes of the payment for fractional shares) based upon an opinion of value received by the Company by Empire Valuation Consultants, LLC ("Empire") as well as certain other factors that the Board deemed relevant to its evaluation, including the general lack of liquidity of the Common Stock, recent trading volumes, Company projections and recent market trends. The Board of Directors believes that the cash payment in lieu of fractional shares in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock), accurately reflects the fair value of the Existing Common Stock.

  Each current certificate representing issued and outstanding shares of Existing Common Stock prior to the Reverse Split will automatically be deemed to represent the correct number of post-split shares of New Common Stock after the Effective Date. Following the Reverse Split Transaction, the Company or its transfer agent will send an instruction letter to each shareholder. Upon receipt of the stock certificates and properly completed instruction letters, the Company or its transfer agent will issue the appropriate new stock certificates and/or make the appropriate cash payments. Do not send any stock certificates to the Company or its transfer agent until you receive an instruction letter. After the Reverse Split, shareholders being cashed-out will have no rights as shareholders with respect to the pre-Reverse Split Existing Common Stock or the fractional shares that would have resulted from the Reverse Split, whether or not those shareholders have been paid cash consideration.

  The Company anticipates that it will pay out approximately $115,669 to holders of Existing Common Stock that will be holders of fractional shares following the Reverse Split Transaction.

  If the Reverse Split is approved and implemented, the number of shareholders of record of the Company's Common Stock will be fewer than 300. The Company intends to terminate the registration of its Common Stock under the Exchange Act pursuant to Section l2(g)(4) of the Exchange Act as soon as possible after the Effective Date. Following the Reverse Split Transaction, the decision by the Company to terminate Exchange Act registration will not require shareholder approval and will not be voted on at this Meeting. After the Company has de-registered its Common Stock, the Company's duty to file periodic reports with the SEC, such as current quarterly and annual reports, will be suspended.

Purposes and Reasons For the Proposed Reverse Split

  Potential Advantages to Going Private

  The Company's Board of Directors considered a number of important advantages to going private which are summarized as follows and discussed in greater detail below:

    Cost savings with respect to public reporting and shareholder account servicing;

    Increased operating freedom focused on long-term growth rather than quarterly results;

    No practical reduction in liquidity for continuing shareholders; and

    Elimination of the applicability of the Sarbanes-Oxley Act of 2002 and the attendant liabilities to which the members of the Company's Board of Directors would otherwise be subject.

  Elimination of Costs Associated with Being an Exchange Act Reporting Company.

  The principal reason for engaging in a going private transaction is to relieve the Company of the costs and burdens of remaining a public company and allow the Company's management team to focus on long-term growth. Because of the Company's relatively small size, limited profitability and limited dividend distributions, the Company's status as a public company has provided little liquidity for the Company's shareholders. The Company's management expects no change in this situation for the foreseeable future. For these reasons, the costs and expenses of remaining a public reporting company are not warranted because the Company has not been and expects that it will not be able to realize one of the principal benefits of public ownership.

  There are considerable costs and burdens to the Company that result from it being a public reporting company. To comply with its obligations under the Exchange Act, the Company incurs direct and indirect costs associated with compliance with the filing and reporting requirements imposed on public companies. Examples of direct cost savings from termination of registration of common shares include: lower printing and mailing costs; reduced reporting and disclosure requirements due to the company's private status; and reduction in direct expenses such as word processing and preparing electronic filings in the EDGAR format prescribed by the SEC. The Company also believes that there will be a reduction in audit and legal fees once the Company is no longer subject to the reporting requirements of the Exchange Act. The Company also incurs substantial indirect costs as a result of executive time expended to prepare and review such Exchange Act filings and to otherwise comply with Exchange Act and Sarbanes-Oxley Act of 2002 requirements applicable to public companies. Termination of registration under the Exchange Act of the Common Stock is expected to substantially reduce many of these costs.

  The Company also expects the Reverse Split Transaction to substantially reduce the cost of servicing shareholder accounts. The costs of printing and mailing materials to shareholders (and dividend checks if and when declared and paid) increases for each shareholder account, regardless of the number of shares held by the shareholder. Many of the Company's shareholders hold a relatively small number of shares, and the cost of servicing such accounts is disproportionate to the size of the holdings. After the Reverse Split Transaction, the Board of Directors expects the Company to have approximately 132 shareholders, compared to approximately [3,100] shareholders prior to the Reverse Split.

  Based on its experience in prior years, the Company believes that annual savings of approximately $210,000 in the first year and up to $300,000 per year in subsequent years following the Reverse Split Transaction may be realized by going private. This amount, however, is just an estimate based on past experience, and the actual savings to be realized may vary from such estimate, especially in view of the additional requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules if the Company continues to be subject to the Exchange Act. However, the Company cannot guarantee that the benefits of going private will be accomplished as expected or as scheduled. The estimated savings will accrue from the elimination of the following expenses:

Expense                       Estimated Dollars

Independent Accountants            $84,000
Legal                              $22,000
Transfer Agent                     $27,000
Printing and Postage               $12,000
Directors' Fees                    $65,000
                                  --------
 Total Estimated Savings          $210,000

  Moreover, it is anticipated that the Company will also save considerable time by no longer having to comply with the federal securities laws. The Company also believes that a substantial number of employee hours will be saved and be able to be redeployed by not having to file Exchange Act reports.

  The Board of Directors also believes that the Company, because of its being a public reporting company, has not been able to concentrate to its potential on the long-term growth of the Company's businesses. Rather, the Company has been required to place undue emphasis on quarter-to-quarter earnings. By becoming a private company, the Board of Directors feels that management can redirect its efforts on long-term growth. Management will gain greater flexibility in operating the Company and planning for its future.

  Direct Advantages to Shareholders

  The Reverse Split Transaction also provides for a cash payment to holders in lieu of the issuance of fractional shares. Unaffiliated and affiliated shareholders will benefit from the Reverse Split Transaction in that they will receive a cash payment for all or a portion of their existing holdings. All holders of less than 500 shares of Existing Common Stock will receive a cash payment for their entire interest in the Company, without having to pay brokerage or other transaction costs, which the Company believes provides a substantial benefit since the current market for the shares is very limited. Those shareholders who hold 500 or more shares of Existing Common Stock will receive New Common Stock and will continue to have voting and ownership rights in the Company, as well as payments in cash for any fractional shares resulting from the Reverse Split Transaction for such holders. The holders of New Common Stock will have the opportunity to participate in the increased opportunities for future growth that the Company will experience due to the reduced reporting and administrative costs associated with the Company no longer being public.

  Potential Disadvantages to Going Private

  While the Company believes the Reverse Split Transaction will result in the benefits described, several disadvantages should also be noted.

  Inability to Participate in any Future Increase in the Value of the Company's Common Stock

  The ownership interest of shareholders holding less than 500 shares will be terminated, and such shareholders will not participate in any future growth of the company. Additionally, these shareholders will be forced to relinquish their shares of the Company's Common Stock upon the effective date of the Reverse Split Transaction, rather than choosing on their own the time and price for disposing of their holdings of Common Stock of the Company.

  Cessation of Public Market of Company's Common Stock

  Following the Reverse Split, the Company will apply for the termination of its Exchange Act registration and periodic reporting obligations. Once the Company terminates such obligations, the Company's common stock will no longer be eligible to be quoted on the Nasdaq OTCBB. As a result, there will be no effective trading market for the Company's common stock. However, the current public market is highly illiquid, as many days go by without any trading whatsoever. Because, as a practical matter, there currently exists very little liquidity for the Common Stock, the Board determined that any further loss of liquidity would have little effect on remaining shareholders and that any loss of liquidity will be outweighed by the benefits of terminating the Company's Exchange Act registration and periodic reporting obligations.

  Cessation of Publicly Available Information

  After the Reverse Split Transaction, the Company will terminate the registration of its Common Stock under the Exchange Act and the Company will no longer be subject to the reporting requirements under the Exchange Act. As a result of the termination of the Company's reporting obligations under the Exchange Act:

    Less information will be required to be furnished to shareholders or to be made publicly available by the Company;

    Various provisions of the Exchange Act, such as quarterly operating statements and proxy statement disclosure in connection with shareholder meetings, will no longer apply to the Company; and

    The reporting requirements and restrictions of the Exchange Act, including without limitation the reporting and short-swing profit provisions of
    Section 16, will no longer apply to executive officers, directors and 10% shareholders of the Company.

  The Company will also no longer be subject to the provisions of the Sarbanes-Oxley Act or the liability provisions of the Exchange Act. Therefore, the chief executive officer and chief financial officer would no longer be required to certify as to the accuracy of the Company's financial statements. Moreover, there would be no affirmative regulatory requirement imposed on the Company to adopt and maintain internal controls and procedures to ensure that material information, both financial and non-financial, is identified and communicated on a timely basis.

  Federal Income Tax Consequences

  Both affiliated and unaffiliated shareholders of the Company receiving cash as a result of the Reverse Split Transaction will be subject to federal income taxes and possibly state taxes, as if they had sold their shares. As a result, both affiliated and unaffiliated shareholders who receive cash due to the Reverse Split Transaction may be required to pay taxes (or may recognize a capital loss) on their respective shares of Common Stock which are converted into the right to receive cash from the Company. See "FEDERAL INCOME TAX CONSEQUENCES."

  As discussed below, after evaluating potential advantages and disadvantages of the Reverse Split Transaction, the Company's Board of Directors concluded that the advantages of conducting a going private transaction substantially outweighed the disadvantages associated with "going private".

Deliberations of the Board of Directors

  In approving the Reverse Split Transaction, the Board of Directors took a number of factors into consideration, including the historical and present condition of the Company, the advantages and disadvantages of going private and the fairness of the Reverse Split Transaction to the Company's unaffiliated shareholders.

  Initial Review and Consideration by the Board of Directors

  During January 2005, because of the high costs associated with being a public company and the fact that the Company enjoys few benefits from being public, management discussed with the Company's outside legal counsel options for terminating the Company's reporting obligations, including a reverse stock split. After discussions with legal counsel and preparation of preliminary cost savings and recent trading analyses, management decided to present these options to the Board of Directors for further discussion.

  At the February 19, 2005, meeting of the Board of Directors, the Board considered whether it would be appropriate for the Company to conduct a going private transaction. The Board of Directors of the Company then considered the advantages and disadvantages of being a private company. At that time, the Board considered the following specific advantages and disadvantages to taking the Company private:

Advantages of Going Private          Disadvantages of Going Private

Expense savings of approximately     Shareholders with fractional shares
$210,000 in the first year and up    following reverse split would no longer
to $300,000 in subsequent years      remain shareholders and would be unable to
                                     participate in future potential growth of the Company

Management could focus on            limited opportunities for a public market
managing the Company, rather than    in the Company's securities may reduce the
increasing stock price to maximize   Company's opportunities to raise equity
shareholder value.                   financing and would result in further
                                     losses in liquidity of the shares of the Company's Common Stock.

Certain shareholders would receive   Limited public information regarding the
cash payment for their fractional    Company (unless the Company voluntarily
holdings in the Company, without     elects to disseminate information publicly
incurring brokerage fees and gain    or re-registers under the Exchange Act in
the ability to liquidate their       the future.

                                     Shareholders receiving cash payment in lieu of their fractional share following the reverse split will be forced to recognize income and pay income tax on any gain realized.

  The Board concluded that the advantages of conducting a going private transaction substantially outweighed the disadvantages associated with going private. The Board determined this to be true because (i) the outstanding shares of Existing Common Stock were already illiquid, given the typical low or non-existent daily trading volume, and (ii) the Company intends to voluntarily distribute annual financial and certain other information about the Company to its shareholders after the Reverse Split Transaction.

  Form of Going Private Transaction.

  The Board next discussed the options available to the Company to accomplish its going private goals, principally a reverse split and an issuer self-tender offer. It determined, comparing such available options, that a reverse stock split was the most feasible and cost-effective option. The Board considered the following options:

    Issuer Tender Offer. The Board considered, in concept, an issuer tender offer by which the Company would offer to repurchase shares of the Company's outstanding Common Stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. The Board was uncertain as to whether this alternative would result in shares being tendered by a sufficient number of record holders so as to permit the Company to reduce the number of shareholders below 300, to reduce its administrative costs related to servicing shareholders who own a relatively small number of shares and to terminate its SEC reporting requirements. The Board was also uncertain as to whether many holders of a small number of shares would make the effort to tender their shares. In addition, the Board considered that the estimated transaction cost of completing a tender offer would be similar to or greater than the costs of the Reverse Split Transaction, and these costs could be significant in relation to the value of the shares purchased since there could be no certainty that a significant number of shares would be tendered. Since an issuer tender offer would not necessarily meet the Company's objective of reducing the number of shareholders below 300, the Board did not address or consider potential purchase prices to be offered in an issuer tender offer.

    Purchase of Shares on the Open Market. The Board also considered purchasing shares of the Company in the open market in order to reduce the number of shareholders to fewer than 300. Given the lack the daily trading volume of the Common Stock, however, there was no assurance that purchasing stock in isolated transactions would result, in a reasonable period of time, in enough shareholders selling their shares to reduce the number of shareholders enough to permit the Company to deregister.

    Third Party Acquirer. The Board also considered seeking a third party acquirer. The Board noted no offers were currently outstanding and that neither the Board, nor the management of the Company, had actively solicited any third-party interest in selling part or all of the operations of the Company.

    Continuing as is. The Board also considered taking no action at all. However, due to the Company's significant and increasing costs of compliance under the Exchange Act, especially in relation to the Company's overall expenses and cash flow, the Board decided that taking no action at this time was not in the best interests of the Company. The Company, based on past experience, estimates $210,000 for the first year and up to $300,000 per year in subsequent years following the Reverse Split of additional annual expenses may continue to be incurred if the Company continues to be a reporting company under the Exchange Act. This estimate is substantially based on past experience, and may not necessarily be indicative of actual future expenses in view of the additional requirements of the Sarbanes-Oxley Act of 2002 and related SEC rules.

    Reverse Split. Because the results of a reverse stock split are more predictable and automatic, the Board believes that the Reverse Split is the most expeditious and economical way of reducing the number of holders of record to fewer than 300 and effecting the termination of the Company's Exchange Act registration and periodic reporting obligations. Upon deciding that the Reverse Split was the most effective way to accomplish the Company's going private goals, the Board asked management to prepare materials for its review relating to the possible split ratios that could be used, such as 1-for-300, 1-for-500, 1-for-1000 and 1-for-2000, and the costs to the Company associated with each of such ratios.

  Fairness of Reverse Split Transaction.

  The Board next reviewed the fairness of the Reverse Split Transaction to the Company's affiliated and unaffiliated shareholders. The Board considered whether the Reverse Split Transaction would be both substantively and procedurally fair to the Company's unaffiliated shareholders.

    Fairness of Price. After determining that going private was in the Company's best interest, the Board next considered the methods that could be used to determine a fair purchase price with respect to the repurchase by the Company of the fractional shares resulting from the Reverse Split, including:

    Historical and Current Market Price: The Board reviewed the current market price of the Existing Common Stock. The Board also considered that (i) only approximately 12% of the Company's issued and outstanding shares of Common Stock was legally allowed to trade without restriction, (ii) the Company's Common Stock was extremely illiquid with low trading volume and price volatility occurring from nominal trading volume, (iii) in the past months, other than swings in price due to infrequent larger purchases or sale, the price has been trading in a very narrow trading range, and (iv) with increased future profitability uncertain, and over 9 million shares outstanding, earnings per share growth that would have a beneficial affect upon the stock price is highly improbable.

    Net Book Value: The Board next reviewed with management the net book value of the Existing Common Stock. It considered that for the nine months ended as of October 31, 2004, the Company had a net book value of $2,269,140. As of the same date, there were 9,544,299 common stock shares outstanding, which includes 504,240 shares of Common Stock that were being held in the Company's treasury at that time, which treasury shares have since been cancelled. The net book value as a result of these numbers on October 31, 2004, was approximately $0.25 per share (net of the treasury shares). As the Company will report a net loss for its fourth quarter ended January 31, 2005, the per share book value as of the Company's fiscal year ended January 31, 2005, is expected to be approximately $0.21 per share.

    Other Valuation Methods Considered. The Board also discussed using liquidation or going concern valuation methods to determine a fair price for the fractional interests.

    Other Valuation Methods Not Considered: The Board did not consider the following valuation methods because such information was not available, or did not apply, to the Company for reasons stated below:

    Prices paid in previous purchases by the Company of the Company's securities during the past two years. The Company has not purchased the Company's securities in the past two years.

    Firm offers of which the Company or any affiliate is aware made by an unaffiliated person during the past two years. The Company is unaware of any such offer.

    Opinion of Value. The Board then discussed engaging an independent valuation consultant to provide it with an opinion of value (the "Opinion of Value") of the Common Stock. The Board considered this option to be in the best interests of the Company and its shareholders because it would ensure that the price would be determined by an independent valuation expert and therefore would be fair to the Company's shareholders. Accordingly, the Board asked management to recommend an independent valuation consultant to the Board at its next meeting.

    Substantive Fairness. In considering the substantive fairness of Reverse Split Transaction, the Board also determined the following to be significant:

    The fact that those shareholders being paid cash for their fractional share interest will no longer participate in the future growth of the Company, if any;

    The fact that the potential loss of liquidity in shares of the Company's Common Stock does not appear to be a significant loss given the historically small trading volume of the Company's Common Stock;

    Any detriment associated with the reduction in public information available regarding the Company's business, financial conditions and results of operations will be offset by the savings in costs and management time expected to result from termination of the Company's registration and periodic reporting obligations with the SEC; and

    The increasing costs associated with remaining a public-reporting company.

    Procedural Fairness. In considering the procedural fairness of the Reverse Split Transaction, the Board found to be particularly significant the fact that the Company intended to engage an independent valuation consultant to prepare the Opinion of Value to ensure the fairness of the price to be paid. At this initial meeting, the Board also considered forming an independent Special Committee of the Board to evaluate the fairness of the proposed transaction. As discussed below, however, at its March 17, 2005 meeting, the Board concluded that there was not a sufficient number of truly independent directors to serve on a multi-member independent Special Committee and, therefore, that the formation of a Special Committee would not add significant value to the Board's deliberative process.

  Additionally, the Board considered other issues related to the procedural fairness of the going private transaction, including those set forth below:

    The fact that the transaction was structured so as to require the approval of a majority of the Company's outstanding shares and does not require approval of a majority of the unaffiliated shareholders of the Company;

    The unaffiliated shareholders do not have an independent representative because the cost of such representative outweighs its potential benefits in a transaction of this size;

    The Board of Directors approving the Reverse Split Transaction consists of 9 members, four (4) of whom are officers of the Company, one (1) of whom is a partner with the law firm engaged to provide counsel with respect to the Reverse Split Transaction, and two (2) of whom are otherwise employed by or serve as independent contractors to the Company;

    The Board approving the Reverse Split Transaction also owns, as a group, approximately 80% of the Company's outstanding shares of Existing Common Stock;

    Shareholders being cashed-out as a result of the Reverse Split Transaction will be liquidating their historically illiquid holdings at a fair price and without brokerage fees; and

    Shareholders that may be cashed out pursuant to the Reverse Split Transaction may decide to remain shareholders of the Company after the Reverse Split Transaction by simply acquiring sufficient shares so that they hold at least 500 shares in their account immediately prior to the Reverse Split Transaction.

  Funding the Reverse Split Transaction.

  The Board next discussed how the Reverse Split Transaction would be funded. Upon consultation with management, the Board determined that, subject to the receipt of the Opinion of Value, it was not likely that the repurchase price of the fractional interests upon completion of the Reverse Split Transaction would be very significant. Therefore, the Board anticipated that total amount paid to shareholders to repurchase the fractional interests could be paid from the working capital of the Company.

  Review of the Going Private Process

  At their initial meeting, the Board of Directors also reviewed with legal counsel the duties of directors under the federal securities laws and New York State corporate laws in evaluating a going private transaction. It then discussed the preparation of documents to be filed with the SEC in connection with the Reverse Split Transaction. The costs associated with going private were generally discussed as well as the potential timeline for achieving private company status.

  The Company engaged Whiteman Osterman & Hanna, LLP, a law firm of which Leslie
M. Apple, a Company director, is a partner, to provide advice and counsel with respect to the proposed going private transaction. Counsel outlined the procedure for conducting a going private transaction, including the (i) preparation by counsel of Schedule 14C and Schedule 13e-3, (ii) review of such documents by the SEC, (iii) printing and distributing of the Information Statement to shareholders, (iv) the conducting of the Special Shareholders Meeting, and (v) the effectuation the proposed transaction.

  The Board also discussed the feasibility of conducting the proposed Reverse Split Transaction on an accelerated basis, so that the Company's reporting obligations would be suspended prior to the Company's deadline for filing its annual report on Form 10-KSB on April 30, 2005. After discussing the matter with management, the Board determined that there would be substantial costs savings to the Company and its shareholders if the Company were to be able to deregister its securities prior to April 30, 2005, and, accordingly, directed management and legal counsel to proceed with the necessary steps to attempt to complete the Reverse Split Transaction prior to such time.

  Conclusion

  At the initial meeting of the Board on February 19, 2005, the Board concluded that a going private transaction was in the best interests of the Company and its shareholders and unanimously approved the Reverse Split Transaction in concept. So that the Board could further review the fairness of the Reverse Split Transaction, however, it directed management to prepare certain materials for its review, including materials relating to split ratios, and to interview potential independent valuation consultant candidates. The Board also instructed management and the Company's legal counsel to proceed with the preparation of the documents necessary to effect the proposed transaction in an expedited manner, so that the going private transaction would be accomplished prior to the due date of the Company's Form 10-KSB.

  March 17, 2005 Meeting of the Board of Directors

  The Company's Board of Directors convened again on March 17, 2005, to discuss the progress of the Reverse Split Transaction. Management had previously provided the Board with materials previously requested by the Board relating to various split ratios. At management's recommendation, the Board approved the split ratio of 1-for-500. This split ratio would reduce the number of the Company's shareholders to 132, a number well below 300, which is the number necessary for the Company to deregister its securities. Accordingly, the Board concluded that it was very likely that the split ratio would accomplish the Company's going private goals. Moreover, management provided the Board with a wide range of possible repurchase prices to consider, pending receipt of the Opinion for Value, and the Board concluded that, even within a wide range of repurchase prices, the Company would be able to fund the repurchase of the fractional interests at a split ratio of 1-for-500 out of the working capital of the Company.

  The Board also re-considered at this meeting the value of forming a Special Committee of the Board of Directors to evaluate the fairness of the Reverse Split Transaction. After deliberation, the Board concluded that there were not a sufficient number of truly independent directors to serve on a multi-member independent Special Committee and, therefore, that the formation of a Special Committee would not add significant value to the Board's deliberative process.

  Management also proposed for the Board's consideration, the ratification of the selection and engagement of Empire Valuation Consultants, LLC (previously defined as "Empire") to serve as independent valuation consultant to the Company in connection with the Reverse Split Transaction and the preparation of the Opinion of Value. The Board was provided with Empire's qualifications and was informed that Empire had an excellent reputation within its field. Based on management's recommendation and because of Empire's experience and credentials in the valuation area, the Board ratified management's selection and engagement of Empire.

  Opinion of Value

  General

  Pursuant to the Company's engagement of Empire to prepare the Opinion of Value for the Company in connection with the Reverse Split Transaction, Empire delivered the Opinion of Value to the Company as of March 20, 2005. The
Opinion of Value states that, for purposes of the Reverse Split Transaction, the aggregate fair value of the Company is reasonably stated as $4,000,000 as of March 18, 2005. This total value equates to approximately $0.44 per share of Existing Common Stock. A copy of the Opinion of Value is attached hereto, without its exhibits, as Appendix C.

  Empire's Qualifications

  Empire was founded in 1988 and is a highly respected independent valuation consulting firm. Empire's experience includes thousands of valuations involving businesses and intangible assets worldwide. Empire's principals and staff include long-time, active members of major professional societies such as the American Society of Appraisers, Institute of Chartered Financial Analysts, AICPA, and the Institute of Business Appraisers, among others. All of Empire's professionals hold MBA degrees. The credentials of the representatives of Empire assigned to this engagement are attached as an addendum to the Opinion of Value, a copy of which is attached hereto as Appendix C.

  Empire provides objective, third-party conclusions of value. As a valuations-only firm, it seeks to reduce the potential for conflicts of interest that occur when auditing, banking or brokerage services are offered by the same firm. Empire maintains a strict internal code of conduct and adheres to the ethical and professional valuation standards, including the Uniform Standards of Professional Appraisal Practices, set forth by various professional organizations.

  Summary of the Opinion of Value

  In preparing the Opinion of Value, Empire's professionals examined the Company, in-depth. It gathered information on those aspects of the Company's past, present and future that impact the value of the Company. Empire also employed an exacting internal review process in preparing the Opinion of Value.

  According to the Opinion of Value, Empire valued the Company based on the assumption that the Company is a going concern. The appraisal was conducted in accordance with guidelines established by the Internal Revenue Service ("IRS") and appraisal practices promulgated by the American Society of Appraisers in the Principles of Appraisal Practice and Code of Ethics, together with such standards as Empire deemed relevant to the engagement. The appraisal was not, however, performed in full conformity with the Uniform Standards of Professional

Appraisal Practice because the Opinion of Value is, by its nature, a "Limited Report". Accordingly, the Opinion of Value does not contain certain disclosures regarding the nature, outlook, ownership or other factors regarding the Company, nor does it contain details regarding the valuation analyses considered and used.

  Empire reviewed the following in determining the fair value of the Company:
(i) the Company's filings with the SEC for its fiscal years ended January 31, 2000 through 2004 and various interim periods, (ii) the Company's pro-forma results for 2005, including a balance sheet, income statement and statement of cash flow as well as a projected income statement for the Company's fiscal year ending January 31, 2006, provided by management of the Company, (iii) Hoover's Online, Edgarscan, Multex and Yahoo!Finance databases, (iv) economic and industry information from Value Line, the Wall Street Journal, and Standard & Poor's Industry Surveys, (v) conversations with certain members of the Company's management, legal counsel and its primary lender, and (vi) other reviews, analyses and research as Empire deemed necessary. Empire also relied on representations of management that the financial condition of the Company and its outlook did not change materially between January 31, 2005 and March 18, 2005.

  After consideration of a number of generally accepted valuation methodologies, Empire employed a capitalization of income analysis and an adjusted book value calculation in arriving at its opinion, each of which are described in further detail below. Empire also conducted a sensitivity analysis by employing a small company rule of thumb based on earnings before interest, taxes, depreciation and amortization ("EBITDA") and a small company multiple of 5.0 to gauge the reasonableness of the Empire's conclusions. Empire determined that all of the values Empire derived using the above-mentioned methodologies, except for adjusted book value, fell well within the appropriate range based on this rule of thumb.

  Empire first reviewed the Company's historical net income for the years 2000 through 2005 and its projected results for 2006 and made adjustments for certain non-recurring items and the anticipated improvement in the Company's operating income. The adjusted results were then weighted in several ways and results reviewed on a pre-tax and a post-tax basis. The normalized net income figure was then capitalized using the following formula: base net income x (1+ growth rate)/ capitalization rate). Based on this analysis, Empire concluded that the fair value of the Company was $4,030,000.

  Empire then conducted a similar analysis using a debt-free approach whereby interest expense was added back. The result of this calculation is a value for the total invested capital available to equity holders and debt holders. Then, in order to determine the value of the Company's equity, the Company's outstanding debt was subtracted. As a result of this analysis, Empire concluded that the Company's fair value was $4,060,000.

  Empire then reviewed the adjusted book value of the Company, using the Company's balance sheet for January 31, 2005, as the starting point. Empire then adjusted the Company's assets and liabilities to reflect their fair market values. Based on this analysis, Empire concluded that the fair value of the Company was $600,000.

  Finally, Empire reviewed the Company's trading history from June 2, 2004 through March 18, 2005. Empire noted that, during this time, the maximum price was $1.01 per share and the minimum was $0.40 per share and that, within the thirty (30) days prior to March 18, 2005, there were only six (6) trades. The weighted average price per share during such period was $0.67, but Empire noted that the price was skewed by a larger than average trade of 10,000 shares on February 23, 2005. Based on this analysis, Empire concluded that the Company's limited trading history implies that it was not a true reflection of fair value.

  After weighing and evaluating the results achieved by the foregoing valuation methods, Empire concluded that the aggregate fair value of the Company as of March 18, 2005, is $4,000,000.

  The Opinion of Value states that its reported analyses, opinions and conclusions represented the personal, unbiased professional analyses, opinions and conclusions of Empire and that the professional fee paid to Empire in connection with the preparation of the Opinion of Value was not contingent upon the opinion of value stated therein. Moreover, it states that neither Empire nor any of its employees has a present or intended financial interest in the Company or in any of its affiliates and that, except as specifically mentioned in the Opinion of Value, no one provided significant professional assistance to Empire in connection with the preparation of the Opinion of Value.

  Limitations on the Opinion of Value

  The opinion expressed in the Opinion of Value assumes the continuation of prudent management policies over whatever time period is deemed reasonable and necessary to maintain the character and integrity of the Company as a going concern. Moreover, while Empire believes that the information supplied to it by others and that was considered in its valuation is from sources that are reliable, Empire has expressly disclaimed any responsibility for its accuracy. Furthermore, the information used by Empire was limited to what was available on or before March 18, 2005, or which could be reasonably ascertained as of that date. Empire reserves the right to make such adjustments to the valuation discussed in the Opinion of Value as may be required by consideration of additional or more reliable data that may become available subsequent to the issuance of the Opinion of Value.

  For purposes of the Opinion of Value, Empire assumed that there were no hidden or unexpected conditions of the Company's assets that would adversely affect value and did not give consideration to liability resulting from hazardous substances or its impact on value. Any such actual or potential liability could adversely affect the marketability and value of the Company's business or its underlying assets. Moreover, Empire stated that no opinion was intended to be expressed requiring legal or specialized expertise, investigation or knowledge, beyond that customarily employed by appraisers.

  The Opinion of Value further states that all opinions of market value contained in the Opinion of Value are presented as Empire's considered opinion based on the facts and data obtained during the course of the appraisal investigation. Empire assumes no responsibility for changes in market conditions that might require a change in appraised value. Moreover, the value conclusion derived in the Opinion of Value was for the specific purpose and date set forth in the Opinion of Value and may not be used for any other purpose.

  As noted above, Empire's fee established for formulation and reporting of the conclusions contained in the Opinion of Value is not contingent upon the value or other opinions presented. Additionally, neither Empire nor any of its officers or employees has any interest in the Company or its properties.

  The Opinion of Value states that depositions, expert testimony, attendance in court and all preparations/ support for same, arising from the appraisal are required, unless arrangements for such services have been previously made.

  Final Board Deliberations

  The Company's Board of Directors met again on March 22, 2005, to consider the recommendation of Empire that the aggregate fair value of the Company is $4,000,000 (or $0.44 per share of Existing Common Stock) and to determine the purchase price of the fractional interests to be repurchased in connection with the Reverse Split Transaction. All directors were present during this meeting, other than Benjamin Shepherd.

  The Board first considered Empire's recommendation of an aggregate fair value of $4,000,000, by examining the values reached by employing other valuation methods. In particular, the Board once again considered using historical and current market price as the basis for determining the Company's value. In this regard, the Board reviewed Company's recent trading history. The Board noted that within the past six (6) months the maximum price was $1.01 per share and the minimum was $0.40 per share. The weighted average price per share during such period was $0.67, but the Board concluded that, as Empire had noted, the price was not representative of true value because it reflected a larger than average trade of 10,000 shares on February 23, 2005. The Board also considered that (i) only approximately 12% of the Company's issued and outstanding shares of Common Stock was legally allowed to trade without restriction, (ii) the Company's Common Stock was extremely illiquid with low trading volume and price volatility occurring from nominal trading volume, (iii) in the past months, other than swings in price due to infrequent larger purchases or sale, the price has been trading in a very narrow trading range, and (iv) with increased future profitability uncertain, and over 9 million shares outstanding, earnings per share growth that would have a beneficial affect upon the stock price is highly improbable. Based on this analysis, the Board, like Empire, concluded that the market price of the Company's Common Stock was not a true reflection of fair value.

  Since, as indicated by the Opinion of Value, the book value of the Company is significantly lower than the Company's value as calculated using other methods, the Board did not consider again using net book value as a method to calculate the Company's value for purposes of the Reverse Split Transaction. The Board also did not consider the following valuation methods because such information was not available, or did not apply, to the Company for reasons stated below:

    Prices paid in previous purchases by the Company of the Company's securities during the past two years. The Company has not purchased the Company's securities in the past two years.

    Firm offers of which the Company or any affiliate is aware made by an unaffiliated person during the past two years. The Company is unaware of any such offer.

  The Board next discussed using the value of the Company set forth in the Opinion of Value as the basis for calculating the purchase price for the fractional interests, but adding a premium to such purchase price to account for reasonable differences of opinion. In this regard, the Board considered the overall substantive and procedural fairness of the Reverse Split Transaction to the Company's shareholders. After discussion, the Board concluded that it would be appropriate to establish the purchase price of the Company's fractional interests based on a fair value of $0.49 per share of Existing Common Stock. The Board unanimously concluded that this value was fair and reasonable to the Company's shareholders because it reflected a ten percent (10%) premium over Empire's recommended value.

  The Board then considered other aspects of the substantive fairness of the Reverse Split Transaction to the Company's shareholders. In particular, the Board considered again the fact that, upon completion of the Reverse Split Transaction, those remaining shareholders of the Company will not have an organized trading market in which to purchase and sell shares of the Company's Common Stock because the Common Stock will no longer be quoted on the Nasdaq OTC Bulletin Board. The Board considered whether it would be possible for the Company to maintain relationships with certain of its market makers, so that their market making activities would continue after the Reverse Split Transaction. Counsel then advised the Board that the Company could not guarantee that there would be any organized trading market for the Company's Common Stock after the Reverse Split Transaction. The Board considered this, and then directed the Company to use best efforts to arrange and maximize the potential for outlets for the trading of the Company's shares after the Reverse Split Transaction.

  Finally, the Board approved the filing with the SEC of a preliminary information statement and a Schedule 13E-3 in connection with the Reverse Split Transaction, drafts of which had been prepared in advance of the meeting and were circulated to the Board for its review and approval.

  Based on all of the foregoing, the Board concluded that the Reverse Split Transaction was both substantively and procedurally fair to the Company and its shareholders.

Summary of the General Effects of the Reverse Split

  Rights, Preferences And Limitations:

  There are no differences between the respective rights, preferences or limitations of the Existing Common Stock and the New Common Stock. If the Reverse Split Transaction is approved and implemented, each remaining shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's Common Stock before and after the Reverse Split Transaction.

HOLDERS OF FEWER THAN 500 SHARES OF EXISTING COMMON STOCK WILL NO LONGER HAVE ANY VOTING OR OWNERSHIP RIGHTS IN THE COMPANY AFTER THE REVERSE SPLIT TRANSACTION IS EFFECTED. AS A RESULT, SUCH HOLDERS WILL NO LONGER BE ABLE TO PARTICIPATE IN ANY FUTURE GROWTH OF THE COMPANY.

  Effect on Number of Shareholders and Number of Outstanding Shares:

  The Company believes that the Reverse Split Transaction will reduce the number of record shareholders from approximately [3,100] to approximately 132. As noted earlier, approximately 236,059 shares held by shareholders with fewer than 500 shares in their account will receive cash for their shares in the Reverse Split Transaction. Accordingly, the number of outstanding shares of Common Stock will decrease from 9,040,059 to approximately 8,804,000. The fractional interests repurchased in connection with the Reverse Split Transaction will be retired.

  All shareholders owning fewer than 500 shares of Existing Common Stock and who are cashed out will receive a cash payment in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock), without interest. Such shareholders will no longer have any equity interest in the Company and, therefore, will not participate in its future potential earnings or growth. They will also be required to pay federal and, if applicable, state and local income taxes on the cash amount received in the Reverse Split Transaction or recognize loss for tax purposes depending on the purchase price of their stock.

  Financial Effect:

  The total number of fractional shares to be purchased is estimated to be approximately 236,059 at a repurchase cost of approximately $115,669. The total cost of the Reverse Split Transaction will come from the Company's available cash balances, and, accordingly, will reduce the Company's cash balance. The Company is financing the Reverse Split Transaction with its available cash balance and has not arranged for any alternative financing to consummate the transaction in the event its available cash balance is insufficient. As a result of the reduction in the number of shares outstanding, the Company's earnings per share and book value per share will proportionately, approximately increase by a factor of 500. The proposed Reverse Split Transaction will not effect the par value of the Company's Common Stock. As a result, on the Effective Date of the Reverse Split Transaction, the stated capital on the Company's balance sheet attributable to common stock will be reduced in proportion to the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. No other material impact on the Company's financial statements is expected other than the expenses related to the Reverse Split as indicated below and the payment of approximately $115,669 for the purchase of fractional shares.

  The Company will pay all of the expenses related to the Reverse Split Transaction. In addition to the cash-out of fractional shares, we estimate that the expenses of the Reverse Split Transaction will be as follows:

Legal Fees                           $40,000.00
Preparation of Opinion of Value      $ 5,000.00
Transfer Agent Fees                  $ 8,200.00
Filing Fees                          $   100.00
Printing and Mailing Expenses        $ 3,500.00
Miscellaneous Expenses               $ 2,000.00
                                     ----------
Total                                $58,800.00


  Effect On Market For Shares:

  The Company estimates that the number of shares of New Common Stock outstanding after the Reverse Split Transaction is effected will be approximately 8,804,000 shares in the hands of approximately 132 shareholders. There will be no organized market for the Company's shares. Even though the Company's Common Stock is currently very thinly traded, this will have a further adverse effect on the liquidity of the Common Stock. While the Company will use best efforts to arrange and maximize the potential for outlets for the trading of the Company's Common Stock, any trading in the Company's Common Stock after the Reverse Split Transaction will generally only occur in privately negotiated sales.

  The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such price and on such terms as the Board of Directors determines to be in the best interests of the Company and its then shareholders. Persons who continue as shareholders following implementation of the Reverse Split Transaction will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

  Termination of Exchange Act Registration of New Common Stock:

  The Reverse Split proposal will affect the public registration of the New Common Stock with the SEC under the Exchange Act, as the Company intends to terminate this registration as soon as practicable after approval of the Reverse Split proposal by the shareholders. The Company may terminate registration under the Exchange Act if the New Common Stock is no longer held by 300 or more shareholders of record. Termination of registration of the New Common Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the periodic report and proxy statement filing obligations, no longer applicable to the Company. Moreover, the Company would no longer be subject to any regulatory legal requirement to adopt and maintain internal controls and procedures to insure the timely and appropriate identification and disclosure of material financial and nonfinancial information.

  With respect to the executive officers and directors of the Company, upon termination of registration of the Common Stock under the Exchange Act, executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including, without limitation, the reporting and short-swing profit provisions of Section 16 thereof.

  Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

  Beneficial Owners of Company Stock:

  The Reverse Split Transaction will affect shareholders holding Company stock in street name through a nominee (such as a bank or broker). Nominees may have different procedures, and shareholders holding Company stock in street name should contact their nominees to determine how they are affected by the Reverse Split Transaction.

  Directors, Officers and the Affiliated Shareholders:

  The Company intends that the current directors and officers of the Company will be the directors and officers of the Company immediately following the effectiveness of the Reverse Split Transaction. In connection with the termination of the Company's registration and reporting obligations under the Exchange Act, the Company has reduced directors' fees.

  As a result of the Reverse Split Transaction, the percentage of Common Stock beneficially owned by the current executive officers and directors of the Company, as a group, will increase from approximately 82% to 84%. All officers and directors of the Company will retain beneficial ownership of the Company's shares following completion of the Reverse Split Transaction.

  Effect of the Reverse Split on Optionholders:

  Upon the effectiveness of the Reverse Split, any outstanding options under the Company's Amended and Restated Stock Option Plan will have their number of shares and exercise prices adjusted to give effect to the 1-for-500 Reverse Split, with any fractional shares resulting from such adjustment converting to a right to receive cash in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and the denominator as the number 500 (which is equal to $0.49 per share of Existing Common Stock) less the exercise price of the shares subject to exercise of the option. The vesting schedule will remain unchanged. Any authorized but un-issued options under the Company's Amended and Restated Stock Option Plan will have the number of shares adjusted to give effect to the 1-for-500 Reverse Split.

  Effect of the Reverse Split Transaction on the Conduct of the Company
Business:

  Following the Reverse Split, the Company will no longer be a public-reporting company, but rather will operate as a private company. The Company expects its business and operations to continue as they are currently being conducted and except as disclosed in this Information Statement, the Reverse Split is not anticipated to materially affect the conduct of the Company's business. The Company expects to be subject to substantially the same risks and uncertainties after the Reverse Split.

  The Company has no current plans or proposals to effect any extraordinary corporate transactions, such as a merger, reorganization sale or liquidation; to materially change the Company's Board of Directors or senior management; to change materially the Company's capitalization; or otherwise to effect any material change in the Company's corporate business structure. Other than actions discussed in this Information Statement, the Affiliated Shareholders have no further plans, proposals or arrangements to acquire more shares or otherwise reduce or eliminate the shareholdings of the Company's minority shareholders. The Company may, however, from time to time explore various methods to provide liquidity to shareholders, including a sale or merger of the Company or its assets.

The Company is not aware of any existing voting agreements that would have an impact on the Company's future business plans.

  Effect on the Aggregate Number of Shares of the Company's Common Stock:

                             Number of Shares as of     Pro Forma for the
                                 March 8, 2005            Reverse Split
Common Stock:
  Authorized                       12,000,000               12,000,000
  Outstanding                       9,040,059                8,804,000
  Available for issuance            2,959,941                3,196,000
  Per share par value                   $0.01                    $0.01


            PROPOSAL ONE-APPROVAL OF AMENDMENT TO CERTIFICATE OF
                INCORPORATION TO EFFECT REVERSE STOCK SPLIT

  The Board of Directors has unanimously adopted a resolution approving the preparation and filing of a Certificate of Amendment to the Company's Certificate of Incorporation (previously defined as the "Reverse Split Amendment") providing for (a) a 1-for-500 reverse stock split of the Company's Common Stock, and (b) a cash payment in an amount equal to the result obtained by multiplying $245.00 by a fraction having as the numerator the number of shares owned and having as the denominator the number 500 (which is equal to $0.49 per share of Existing Common Stock) ("Cash Consideration"), in lieu of the issuance of any resulting fractional shares of Common Stock to any shareholders who, after the Reverse Split, own a fractional share of Common Stock. A form of the Reverse Split Amendment is attached hereto as Appendix A. The purpose, effects and fairness of the Reverse Split are described above under "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT."

Source and Amount of Funds for and Expenses of the Reverse Split

  Estimated fees and expenses incurred or to be incurred by the Company in connection with the Reverse Split are as follows:

Item                                   Approximate Amount

Payment of Cash Consideration                $115,669.00
Legal Fees                                   $ 40,000.00
Preparation of Opinion of Value              $  5,000.00
Transfer Agent Fees                          $  8,200.00
Filing Fees                                  $    100.00
Printing and Mailing Expenses                $  3,500.00
Miscellaneous Expenses                       $  2,000.00
                                             -----------
Total	                                       $174,469.00

  The Company has paid or will be responsible for paying all of such expenses. It will pay such expenses from its available cash resources.

Exchange of Shares and Payment in Lieu of Issuance of Fractional Shares

  Each current certificate representing issued and outstanding shares of Existing Common Stock prior to the Reverse Split will automatically be deemed to represent the correct number of post Reverse Split shares of New Common Stock after the Effective Date. Promptly after the Reverse Split Transaction, the Company or its transfer agent will send an instruction letter to each shareholder The letter will describe the procedures for surrendering stock certificates in exchange for new certificates and/or cash consideration. Upon receipt of the stock certificates and properly completed instruction letters, the Company or its transfer agent will issue the new certificates and/or make the appropriate cash payments. Do not send any stock certificates to the Company or its transfer agent until you receive an instruction letter. After the Reverse Split, shareholders being cashed-out will have no rights as shareholders with respect to the pre-Reverse Split Existing Common Stock or the fractional shares that would have resulted from the Reverse Split, whether or not those shareholders have been paid cash consideration.

  The Company anticipates that it will pay out approximately $115,669 to holders of Existing Common Stock that will be holders of fractional shares following the Reverse Split Transaction.

Shareholder Approval

  The Reverse Split will be approved if a majority of all outstanding shares of Common Stock entitled to vote thereon. The Affiliated Shareholders who own approximately 82% of the Company's Existing Common Stock have indicated their intention to vote in favor of the Reverse Split. If they do so, the Reverse Split will be approved, and effected, without considering the vote of the Company's unaffiliated shareholders.

Conflicts of Interest

  The Company's directors and executive officers may have interests in the Reverse Split Transaction that are different from your interests as a shareholder, and have relationships that may present conflicts of interest, including the following: (i) each member of the Board of Directors and each executive officer of the Company holds more than 500 shares of the Company's

Existing Common Stock and thus, will remain shareholders of the Company after the Reverse Split Transaction, (ii) each of the Company's directors and senior executive officers holds options to purchase more than 500 shares of Common Stock, which will remain outstanding after the Reverse Split Transaction, and
(iii) as a result of the Reverse Split Transaction, the shareholders who own of record 500 or more shares of Existing Common Stock, including the Company's directors and executive officers, will increase their percentage ownership in the Company. For example, the beneficial ownership percentage of the current directors and executive officers as a group will increase from approximately 82% to approximately 84% as a result of the reduction of the number of shares of Common Stock outstanding by approximately 236,059 shares.

Reservation of Right to Abandon the Reverse Split

  The Board of Directors retains the right to abandon the Reverse Split, even though approved by the shareholders, if it determines prior to the Effective Date that the Reverse Split is not then in the Company's best interest or the best interest of the Company's shareholders. Among the circumstances that might cause the Company's Board of Directors to abandon the Reverse Split is the development of a significant risk of the Reverse Split failing to achieve the overall goal of reducing the number of its recordholders to fewer than 300, or where the expense of cashing out shareholders with fewer than 500 shares of Existing Common Stock becomes so high that the Reverse Split Transaction becomes cost prohibitive. If the Reverse Split is not implemented, then the Company will be unable to terminate its public reporting obligations until it has fewer than 300 shareholders of record and satisfies certain other SEC requirements.

Recommendations of the Board of Directors

  The Board of Directors unanimously concluded that, on the basis of the factors discussed above in the section captioned "SPECIAL FACTORS RELATING TO APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE SPLIT," the Reverse Split, both from a procedural and financial point of view, is fair to the Company and its shareholders.

         INFORMATION REGARDING THE COMPANY AND CERTAIN TRANSACTIONS

  Lincoln Logs Ltd. is a corporation organized under the laws of New York with its principal place of business at 5 Riverside Drive Chestertown, New York 12817. The telephone number at its principal place of business is (518) 494-5500.

  As of March 8, 2005, the Company had 12,000,000 authorized shares of Common Stock, par value $0.01, of which 9,040,059 were issued and outstanding.

  The Company's securities are currently traded on the Nasdaq OTC Bulletin Board under the symbol LLOG. The high and low trading prices for the previous three fiscal years are as follows:

PERIOD                              HIGH           LOW

Year ended January 31, 2003
First Quarter                      $0.21          $0.21
Second Quarter                     $0.33          $0.20
Third Quarter                      $0.50          $0.14
Fourth Quarter                     $0.40          $0.14

Year ended January 31, 2004
First Quarter                      $0.48          $0.27
Second Quarter                     $0.80          $0.40
Third Quarter                      $0.85          $0.45
Fourth Quarter                     $1.60          $0.65

Year ended January 31, 2005
First Quarter                      $1.01          $0.55
Second Quarter                     $0.90          $0.54
Third Quarter                      $1.01          $0.30
Fourth Quarter                     $1.01          $0.42

  The Company has not paid any dividends on its shares of common stock since 1999. Any future payment of cash dividends will depend upon the Company's earnings, financial condition, capital requirements and other factors deemed relevant by the Board of Directors. The Company is also subject to certain contractual restrictions with respect to the payment of dividends, including, without limitation, restrictions imposed by the Company's primary lender.

Directors and Executive Officers

  The directors of the Company, each of whom was elected by the Company's shareholders at the 2004 Annual Meeting of Shareholders and are, except as otherwise noted, currently serving a one-year term to expire on the date of the 2005 Annual Meeting of Shareholders, are as follows:

Name of Director       Age    Position with the Company
                              (other than as a Director)

Leslie M. Apple         55    Partner of Whiteman Osterman & Hanna, LLP,
                              special counsel to the Company
Samuel J. Padula        80
Steven Patlin           63    Dealer of Company products

Reginald W. Ray, Jr.    74
Richard C. Farr         75    Special Administrative Assistant to the President;
                              Director of Corporate Strategy
John D. Shepherd        59    Chairman of the Board; President and Chief
                              Executive Officer
William J. Thyne        55    Vice President; Treasurer; Secretary
Jeffry J. LaPell        45    Vice President and Chief Operating Officer
Benjamin A. Shepherd    50    Vice President - Finance and Chief Financial
                              Officer; Vice President-Corporate Development

Business Experience

  Leslie M. Apple has been a Partner and practicing attorney in the Albany, New York law firm of Whiteman Osterman & Hanna LLP ("WOH") for more than the past five years. From 1982 through December 1997 Mr. Apple was a Director of the Company. From January 1987 through December 1997, Mr. Apple had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Apple was a member of the Company's Office of the Chief Executive. Mr. Apple resigned from all positions with the Company in December 1997 and had no affiliation with the Company from that date until he was appointed to a vacant seat on the Board of Directors on November 30, 2000 and resumed his role as a Special Administrative Assistant to the President. Mr. Apple resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director, except that WOH is currently serving as special counsel to the Company in connection with the Reverse Split Transaction. Mr. Apple was elected a Director of the Company by shareholders on January 8, 2001.

  Samuel J. Padula has been President and Chief Executive Officer of Padula Construction Corp., a real estate development and construction firm in Toms River, New Jersey, and Samuel J. Padula Real Estate Company in Toms River, N.J. for more than the past five years. Since January 1987, Mr. Padula had been a Special Administrative Assistant to the President. Mr. Padula was, until his resignation from that office in December 1997, a member of the Company's Office of the Chief Executive since May 1997. Mr. Padula resigned his position as

Special Administrative Assistant to the President on January 31, 2003, and no longer holds any position with the Company other than as a Director.

  Steven Patlin has been, and continues to be, an independent dealer of the Company since June 1985. Mr. Patlin served as an independent consultant to the Company on sales and marketing matters from January 1998 through February 1999. From March 1999 through February 2000 Mr. Patlin served as Vice President of Sales for the Company at which time he resigned that position. Mr. Patlin has been Vice President and Treasurer of Patlin Enterprises Inc., a distributor of home maintenance products and home building kits, for more than the past five years. Mr. Patlin resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

  Reginald W. Ray, Jr. had been President of The Hunter Corporation, a holding company in Sherborn, Massachusetts, for more than the past five years, a position from which he retired in September 2003. Since January 1987, Mr. Ray had been a Special Administrative Assistant to the President. Mr. Ray resigned his position as Special Administrative Assistant to the President on January 31, 2003 and no longer holds any position with the Company other than as a Director.

  Richard C. Farr was, until his resignation from those offices on July 8, 1997, Chairman of the Board of the Company since January 1990 and President and Treasurer of the Company since December 1991. Mr. Farr served as the Company's Chief Executive Officer from December 1991 to May 1997, at which time he became a Member of the Office of Chief Executive, a position that he resigned on July 8, 1997. Mr. Farr has also been Chairman and Chief Executive Officer of Farr Investment Company, a private investment firm in West Hartford, Connecticut, for more than the past five years. Mr. Farr is a Director of H. L. Bouton Co., Inc. and several privately owned companies. From January 1987 to December 1991, Mr. Farr was a Special Administrative Assistant to the President, a position he has resumed since his resignation in July 1997.

  John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001 Mr. Shepherd also served as Treasurer of the Company. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Shepherd was a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President
- Finance and Corporate Development and Chief Financial Officer, and a Director of the Company.

  William J. Thyne, CPA, has been Secretary since January 1998, Vice President since September 1999 and Treasurer since February 2001. Mr. Thyne had also been
Chief Financial Officer from January 1998 until March 2004.   From August 1996
to January 1998, Mr. Thyne was Chief Financial Officer of John B. Garrett, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services, located in Guilderland, New York. Prior to that, Mr. Thyne has held several positions as Chief Financial Officer with various corporations, one of which with the Company during the period from 1987 to 1993.

  Jeffry J. LaPell has served as Chief Operating Officer of the Company since his appointment to that position in August 2001. During the period from December 1999 to February 2002, Mr. LaPell also served as Vice President - Sales of the Company. In August 2001 Mr. LaPell was elected to the additional position of Chief Operating Officer. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by the Company in various sales positions the most recent of which was National Sales Manager.

  Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. In March 2004, Mr. Shepherd was appointed to the additional position of Vice President - Finance and Chief Financial Officer. Prior to joining the Company, Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

Executive Officers

  The executive officers of the Company, each of whom was elected by the Board of Directors of the Company to serve in the capacities set forth below opposite their names, and, except as otherwise noted, are currently serving a one-year term to expire on the date of the 2005 Annual Meeting of Shareholders, are as follows:

Name                   Age   Office(s)

John D. Shepherd       59    President and Chief Executive Officer
Jeffry J. LaPell       45    Vice President and Chief Operating Officer
William J. Thyne       55    Vice President; Treasurer; Secretary
Benjamin A. Shepherd   50    Vice President - Finance and Chief Financial
                             Officer; Vice President - Corporate Development
Charles A. Clark       56    Vice President - Western Region
Richard H. Berry       43    Vice President - Marketing; President - Snake River
                             Log Homes

  John D. Shepherd has been Chairman of the Board, President and Chief Executive Officer of the Company since December 1997. From December 1997 through January 2001 Mr. Shepherd also served as Treasurer of the Company. Mr. Shepherd has been President of Sweetbrier Ltd., an equestrian facility, since June 1992 and a private investor since May 1991. Mr. Shepherd was Co-Chairman and Treasurer of Aquatherm Products Corporation, a manufacturer and distributor of health care products for home and institutional use, in Rahway, New Jersey, from January 1986 to May 1991. From January 1987 until December 1997, Mr. Shepherd had been a Special Administrative Assistant to the President, and from May 1997 until December 1997, Mr. Shepherd was a member of the Company's Office of the Chief Executive. Mr. Shepherd is the brother of Benjamin A. Shepherd, Vice President
- Finance and Corporate Development and Chief Financial Officer, and a Director of the Company.

  Jeffry J. LaPell has served as Chief Operating Officer of the Company since his appointment to that position in August 2001. During the period from December 1999 to February 2002, Mr. LaPell also served as Vice President - Sales of the Company. In August 2001 Mr. LaPell was elected to the additional position of Chief Operating Officer. Prior to re-joining the Company, Mr. LaPell was Director of Sales for Asperline Log Homes, Inc., a wholly owned subsidiary of Imagineering Services, Inc., in Lock Haven, Pennsylvania from December 1998 to December 1999. Prior to that position, and for more than five years, Mr. LaPell was employed by the Company in various sales positions the most recent of which was National Sales Manager.

  William J. Thyne, CPA, has been Secretary since January 1998, Vice President since September 1999 and Treasurer since February 2001. Mr. Thyne had also been
Chief Financial Officer from January 1998 until March 2004.   From August 1996
to January 1998, Mr. Thyne was Chief Financial Officer of John B. Garrett, Inc., a distributor of medical supplies and equipment and a provider of Medicare Part B services, located in Guilderland, New York. Prior to that, Mr. Thyne has held several positions as Chief Financial Officer with various corporations, one of which with the Company during the period from 1987 to 1993.

  Benjamin A. Shepherd joined the Company in March 2003 as Vice President of Corporate Development. In March 2004, Mr. Shepherd was appointed to the additional position of Vice President - Finance and Chief Financial Officer. Prior to joining the Company, Mr. Shepherd had been President of Armstrong Pharmaceuticals, Inc., a manufacturer of inhalation pharmaceutical products in Boston, Massachusetts, since February 1991. Prior to that, Mr. Shepherd held a number of positions at Armstrong Pharmaceuticals, Inc. including Treasurer, Chief Financial Officer and Executive Vice President. Mr. Shepherd is the brother of John D. Shepherd, Chairman of the Board of Directors, President and Chief Executive Officer of the Company.

  Charles A. Clark joined in Company July 1999 as a sales representative in the Company's Auburn, California office, and was promoted to the position of Manager of the Auburn, CA sales office in October 1999. In February 2001, Mr. Clark was promoted to the additional position of Western Regional Manager until his recent promotion to Vice President - Western Region in April 2003. Prior to joining the Company and for more than the past five years, Mr. Clark was President of Clark and Associates, an import company of consumer related products. Prior to that position, Mr. Clark held several positions as Vice President for Sales and National Sales Manager of companies whose primary business was the import and distribution of electronics.

  Richard H. Berry joined the Company upon the Company's acquisition of Snake River Log Homes, LLC on November 17, 2003. Mr. Berry was one of two principals who owned Snake River Log Homes, LLC and was President of that company at that time. Mr. Berry was retained as President of Snake River Log Homes, LLC and appointed to the additional position of Vice President - Marketing with the Company. Prior to joining the Company, Mr. Berry was President of Snake River Log Homes, LLC for three years. Prior to that position, and for more than five years, Mr. Berry was Vice President of Sales and Marketing as well as a partner in the firm Cape Athletic, LLC.

Security Ownership of Certain Beneficial Owners

The following table identifies each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock and sets forth the number of shares of the Company's Common Stock beneficially owned by each such person and the percentage of the shares of the Company's outstanding Common Stock beneficially owned by each such person.


                         Number of Shares of Commmon    Percent of Outstanding
                             Stock of the Company         Common Stock of the
Name and Address Of       Beneficially Owned as of    Company Beneficially Owned
 Beneficial Owner	              March 8, 2005             as of March 8, 2005

John D. Shepherd
1020 Sport Hill Road
Easton, CT  06612                 5,409,461(1)                    57.7%

Herman R. Shepherd and
 Carol R. Shepherd
704B Weed Street
New Canaan, CT  06612               574,500(2)                    6.14%

Richard C. Farr
40 Colony Road
W. Hartford, CT  06117            1,110,802(3)(4)                11.86%

Marcille M. Farr
1028 Farmington Avenue
W. Hartford, CT  06107              520,401(3)                    5.56%


(1) Includes (i) 250,000 owned by Mrs. Susan Shepherd, Mr. Shepherd's wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned Mr. Jason Tunick, Mr. Shepherd's son, as to which Mr. Shepherd disclaims beneficial ownership.
(2) Includes 132,000 shares owned individually by Mrs. Carol R. Shepherd.
(3) Pursuant to an agreement between Richard C. Farr and Mr. Farr's wife, Marcille M. Farr, Mr. Farr and Mrs. Farr each beneficially own 520,401 shares. Mr. Farr maintains legal title to all of the shares that he and Mrs. Farr own. Mr. Farr disclaims beneficial ownership with respect to the 520,401 shares beneficially owned by Mrs. Farr.
(4) Includes 70,000 shares subject to options which are exercisable within 60 days.

Security Ownership of Management

  The following table sets forth the number of shares of the Company's Common Stock beneficially owned by the following executive officers and directors of the Company and all directors and officers of the Company as a group as of March 8, 2005. Except as otherwise noted, the named individual has sole voting power and sole investment power over the securities.

                         Number of Shares of Common    Percent of Outstanding
                            Stock of the Company         Common Stock of the
 Name and Address        Beneficially Owned as of    Company Beneficially Owned
Of Beneficial Owner            March 8, 2005                March 8, 2005

John D. Shepherd                5,409,461(6)                    57.77%
Richard C. Farr                 1,110,802(4)(5)                 11.86%
Samuel J. Padula                  298,743(1)(2)                  3.19%
Reginald W. Ray, Jr.              221,504(1)(3)                  2.37%
William J. Thyne                   96,085(7)                     1.03%
Benjamin A. Shepherd              191,000(8)                     2.04%
Steven Patlin                      60,100(9)                     0.64%
Jeffry LaPell                      25,000(10)                    0.27%
Leslie M. Apple                    75,000(1)                     0.80%
Richard H. Berry                  160,000(11)                    1.71%

All officers and directors
as a group (10 persons)         7,647,695(12)                   81.68%

(1) Includes 25,000 shares subject to options which are exercisable within 60 days.
(2) Includes (i) 2,100 shares owned jointly by Mr. Padula with his wife, Mrs. Eleanor Padula, with whom Mr. Padula shares voting and investment power, and
(ii) 263,603 shares held by Mrs. Padula, as to which Mr. Padula disclaims beneficial ownership.
(3) Includes 12,702 shares owned by Mr. Ray's wife, as to which Mr. Ray disclaims beneficial ownership.
(4) Includes 520,401 shares to which Mr. Farr disclaims beneficial ownership. Pursuant to an agreement between Mr. Farr and his wife, Marcille M. Farr, Mr. Farr and Mrs. Farr each beneficially own 520,401 shares. Mr. Farr maintains legal title to all of the shares that he and Mrs. Farr own.
(5) Includes 70,000 shares subject to options which are exercisable within 60 days.
(6) Includes (i) 250,000 shares owned by Mrs. Susan Shepherd, Mr. Shepherd's wife, as to which Mr. Shepherd disclaims beneficial ownership, and (ii) 50,000 shares owned Mr. Jason Tunick, Mr. Shepherd's son, as to which Mr. Shepherd disclaims beneficial ownership.
(7) Includes 61,085 shares owned jointly by Mr. Thyne with his wife with whom Mr. Thyne shares voting and investment power.

(8) Includes (i) 50,000 shares subject to options, which are exercisable within 60 days, (ii) 20,000 shares owned by Mr. Shepherd's children, as to which Mr. Shepherd disclaims beneficial ownership, and (iii) 111,000 shares owned jointly by Mr. Shepherd with his wife with whom Mr. Shepherd shares voting and investment power.
(9) Includes 50,000 shares of common stock owned jointly by Mr. Patlin with his wife with whom Mr. Patlin shares voting and investment power.
(10) Includes 25,000 shares of common stock owned jointly by Mr. LaPell with his wife with whom Mr. LaPell shares voting and investment power.
(11) Includes 10,000 shares subject to options, which are presently exercisable.
(12) Includes 245,000 shares subject to options of which 195,000 are exercisable within 60 days and 50,000 that become exercisable over the next five years commencing with 10,000 that became exercisable on November 17, 2004.

There are no arrangements known to the Company the operation of which may at a subsequent date result in a change in control of the Company.

Certain Transactions

  Description of certain transactions and agreements to which the Company and certain of the officers and directors of the Company are parties are set forth below.

  The Company received legal services from the law firm of Whiteman, Osterman & Hanna LLP ("WOH"), of which Leslie M. Apple, a director of the Company, is a partner, and paid and accrued fees of approximately $41,300 for such legal services rendered to the Company during the fiscal year ended January 31, 2005. The Company has also retained WOH to provide legal services to it in connection with the Reverse Split Transaction. The Company believes that the legal fees charged, and anticipated to be charged, in connection with WOH's services are fair and reasonable to the Company in light of the services performed and that the terms of the Company's relationship with WOH are no less favorable to the Company than those that could be obtained from an independent third party.

  On November 17, 2003, the Company completed the acquisition of all of the outstanding limited liability company membership interests of Snake River Log Homes, LLC ("Snake River"), a privately-held limited liability company for consideration of approximately $1,260,000, subject to certain adjustments.
Snake River is a company organized under the laws of Idaho.   The acquisition of
membership interests was effected pursuant to a Membership Interests Purchase Agreement, dated November 17, 2003, (the "Purchase Agreement") by and among the Company and the membership interest holders of Snake River (the "Members"), including Richard Berry, who, after consummation of the acquisition, became an officer of the Company. The consideration paid by the Company to the Members consisted of the following: cash payment, promissory notes issued by the Company to the Members, and common shares of the Company conveyed to select Members.
The primary business of Snake River is the designing, manufacturing, and marketing of a line of log homes targeted for purchase and assembly by custom builders and "do-it-yourself" consumers. Any plant assets, equipment or other physical property acquired as part of this transaction continues to be used for those purposes. The Purchase Agreement and the purchase prices referenced therein were negotiated at arm's length between representatives of the respective parties. Except for the transactions described in the Agreements or as set forth herein, there are no material relationships between the Company, the respective selling parties, their respective directors, officers, affiliates, or associates thereof.

  The Company is party to employment contracts with Jeffry J. LaPell, Vice President and Chief Operating Officer, and Richard Berry, Vice President - Marketing and President of Snake River Log Homes LLC. The contract with Mr. LaPell is for a term of two years, calls for a certain base salary (adjusted annually for the change in the Consumer Price Index), and includes incentives for an annual bonus based on the achievement of defined goals related to sales revenues and the Company's backlog of contracts. It also contains non-competition clauses that would be effective upon conclusion of employment with the Company, and severance provisions whereby each individual would be paid an amount equal to three months' base salary. As of January 31, 2005, the base salary for Mr. LaPell is $120,000. The contract of Mr. LaPell expires on May 31, 2006. The Company believes that the terms of this contract are fair and reasonable to the Company.

  Mr. Berry's contract is for a term of five years and automatically extends for successive one year periods unless either Mr. Berry or the Company has given thirty days prior written notice of its intention not to renew the contract for an additional one year term. The contract calls for a certain base salary and includes incentives for an annual bonus based on the achievement of defined goals related to delivery of products from Snake River Log Homes LLC and sales revenue goals related to Snake River and the Company, and contains a non-competition clause that would be effective upon conclusion of employment with the Company. The contract also contains a severance provision that under certain conditions would continue the payment of Mr. Berry's annual base salary until the end of the initial five-year employment term, and the payment of an amount equal to three months base salary if the termination occurs during any of the one-year extension periods. As of January 31, 2005, the base salary for Mr. Berry is $85,000. Mr. Berry's employment contract expires on November 17, 2008. The Company believes that the terms of this contract are fair and reasonable to the Company.

  Steven Patlin, a director of the Company, is a dealer in the Company's products. Accordingly, he is paid commissions with respect to each of his sales of the Company's products. The Company's arrangement with Mr. Patlin is subject to the same terms and conditions as those applicable to other dealers with similar sales volumes.

Stock Purchases

  The Company has not repurchased any of its shares of Common Stock during the past two years.

Public Offerings

  The Company has not made an underwritten public offering of its securities for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A during the past three years.

                         FEDERAL INCOME TAX CONSEQUENCES

  Summarized below are the material federal income tax consequences to the Company and its shareholders resulting from the Reverse Split Transaction. This summary is based on existing federal income tax law, which may change, even retroactively. This summary does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. Many types of shareholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special tax rules. Other shareholders may also be subject to special tax rules including, but not limited to, shareholders who received the Company's Common Stock as compensation for services or pursuant to the exercise of an employee stock option, or shareholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes.
In addition, this summary does not discuss any state, local, foreign, or other tax considerations.

  This summary assumes that you are one of the following:

  -  a citizen or resident of the United States;

  - a corporation or an entity taxable as a corporation created or organized under U.S. law (federal or state);

  - an estate the income of which is subject to federal income taxation regardless of its sources;

  - a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or

  - any other person whose worldwide income and gain is otherwise subject to federal income taxation on a net basis.

  This summary also assumes that you have held and will continue to hold your shares as capital assets.

NO RULING FROM THE INTERNAL REVENUE SERVICE OR OPINION OF COUNSEL WILL BE OBTAINED REGARDING THE FEDERAL INCOME TAX CONSEQUENCES TO THE SHAREHOLDERS OF THE COMPANY IN CONNECTION WITH THE REVERSE SPLIT TRANSACTION. ACCORDINGLY, EACH SHAREHOLDER IS ENCOURAGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES, IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

The Reverse Split Transaction

  We believe that the Reverse Split Transaction will be treated as a tax-free "recapitalization" for federal income tax purposes. This will result in no material federal income tax consequences to the Company.

Federal Income Tax Consequences to Shareholders, Including Affiliates, Who Are Not Cashed-Out in the Reverse Split Transaction

  If you continue to hold the Company's Common Stock immediately after the Reverse Split Transaction, and you receive no cash as a result of the Reverse

Split Transaction, you will not recognize any gain or loss in the Reverse Split Transaction and will have the same adjusted tax basis and holding period in the Company's Common Stock as you had in such stock immediately prior to the Reverse Split Transaction.

Federal Income Tax Consequences to Shareholders, Including Affiliates, Who Both Receive Cash and Own, or Are Considered to Own for Federal Income Tax Purposes, The Company's Common Stock After the Reverse Split Transaction

  In some instances you may be entitled to receive cash in the Reverse Split Transaction for shares you hold in one capacity, but continue to hold shares in another capacity. For example, you may own less than 500 shares in your own name (for which you will receive cash) and own more than 500 shares that are held in your brokerage account in street name. Alternatively, for federal income tax purposes you may be deemed to own shares held by others. For instance, if you own less than 500 shares in your own name (for which you will receive cash) and your spouse owns more than 500 shares (which will continue to be held following the completion of the Reverse Split Transaction), the shares owned by your spouse will be attributable to you. As a result, in some instances the shares you own in another capacity, or which are attributed to you, may remain outstanding. In determining whether you are deemed to continue to hold stock immediately after the Reverse Split Transaction, you will be treated as owning shares actually or constructively owned by certain family members and entities in which you have an interest (such as trusts and estates of which you are a beneficiary and corporations and partnerships of which you are an owner, and shares you have an option to acquire).

  If you both receive cash as a result of the Reverse Split Transaction and continue to hold the Company's Common Stock either directly or through attribution, you will recognize gain, if any, in an amount not to exceed the amount of cash received. Generally no loss will be recognized. The receipt of cash will be characterized as either a dividend or as a payment received in exchange for the stock. The Reverse Split Transaction will be taxed as a dividend unless the payment:

  - is not essentially equivalent to a dividend with respect to you as determined under Section 302(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code");

  - is a substantially disproportionate redemption of stock with respect to you as determined under Section 302(b)(2) of the Code; or

  -  results in the complete termination of your interest in the Company under
     Section 302(b)(3) of the Code (which would be possible if you ceased to own any shares directly and if the only shares attributed to you were from a family member and you properly waive family attribution).

  If you satisfy one of these tests, you will recognize income in an amount equal to the excess of the cash received for your shares over your adjusted basis in those shares, and this income will be characterized as capital gain.

  If you fail to satisfy one of these tests, then the cash received will be treated as a dividend to you to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain.

  If you, or a person or entity whose ownership of the Company's shares would be attributed to you, will continue to hold the Company's Common Stock immediately after the Reverse Split Transaction, you are urged to consult with your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Reverse Split Transaction, in light of your specific circumstances.

Federal Income Tax Consequences to Cashed-out Shareholders, including Affiliates, Who do not Own, and Are Not Deemed to Own, the Company's Common Stock After the Reverse Split Transaction

  If you receive cash as a result of the Reverse Split Transaction and do not own, and are not deemed to own the Company's Common Stock immediately after the Reverse Split Transaction, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your adjusted tax basis in such stock.

                           DISSENTERS' APPRAISAL RIGHTS

  Lincoln Logs Ltd. shareholders have rights under New York law to dissent from the Reverse Split Transaction and to demand appraisal of, and to receive payment in cash of the fair value of their shares of Common Stock. The following is a brief summary of the statutory procedures to be followed by a holder of shares of Common Stock who does not wish to accept the per share cash consideration pursuant to the Reverse Split Transaction in order to dissent from the Reverse Split Transaction and perfect dissenters' rights under New York law.

THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 623 AND 910 OF THE NEW YORK BUSINESS CORPORATION LAW, THE TEXT OF WHICH IS SET FORTH IN APPENDIX B TO THIS PROXY STATEMENT. ANY SHAREHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT LEGAL COUNSEL. DISSENTERS' RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE REVERSE SPLIT TRANSACTION IS CONSUMMATED.

  A holder of shares of Common Stock who desires to exercise his dissenters' rights must fully satisfy the following conditions. Dissenters' rights of appraisal will be lost and waived if the procedural requirements of Section 623 are not fully and precisely satisfied. If dissenters' rights are lost and waived, the shareholder will be entitled to receive the consideration provided for in the Reverse Split Transaction agreement.

How To Exercise Dissenters' Rights

  Any holder of Common Stock who elects to exercise dissenters' rights with respect to the Reverse Split Transaction must file with the Company, before the Meeting, or at the Meeting but before the vote, written objection to the Reverse Split Transaction. The objection must include a notice of his election to dissent, his name and residence address, the number of shares of Common Stock as to which he dissents and a demand for payment of the fair value of his shares of Common Stock if the Reverse Split Transaction is completed. Such objection is not required from any shareholder to whom the Company did not give notice of the meeting in accordance with the New York Business Corporation Law. A vote against the Reverse Split Transaction will not itself constitute an objection. Within 10 days after the shareholders' authorization date, which term as used in Section 623 would mean in this context April 28, 2005, the date on which the shareholders' vote authorizing the Reverse Split Transaction is taken, the Company must give written notice of such authorization by registered mail to each shareholder who filed written objection or from whom written objection was not required. However, written notice of such authorization will not be sent to any shareholder who votes for the Reverse Split Transaction because that shareholder will be deemed to have elected not to enforce his rights to receive payment for his shares. The failure to vote against the Reverse Split Transaction will not itself constitute a waiver of a shareholder's dissenters' rights.

  Within 20 days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent must file with the corporation a written notice of such election, stating his name and residence address, the number of shares of Common Stock as to which he dissents and a demand for payment of the fair value of his such shares.

  A shareholder may not dissent as to less than all the shares of Common Stock as to which he has a right of dissent, held by him of record and that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all the shares of Common Stock of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary. Furthermore, if the shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record.

  All demands for appraisal should be delivered before the vote on the Reverse Split Transaction is taken at the special meeting. All demands for appraisal and notices of election to dissent should be addressed to the:

  Corporate Secretary
  Lincoln Logs Ltd.
  5 Riverside Drive
  Chestertown, New York 12817

  At the time of filing a notice of election to dissent or within one month thereafter, a dissenting shareholder must submit all of his certificates representing shares of Common Stock to the Company or its transfer agent for notation thereon of the election to dissent, after which such certificates will be returned to the shareholder. Failure to submit such certificates may result in the loss of dissenters' rights.

Procedure For Appraisal Proceeding

  Within 15 days after the expiration of the period within which shareholders may file their notices of election to dissent, or within 15 days after the effective date of the Reverse Split Transaction, whichever is later, the Company is required to make a written offer, by registered mail, to each shareholder who has filed a notice of election to dissent, to pay for such holder's shares of Common Stock at a specified price which the Company considers to be their fair value. Such offer will be accompanied by a statement setting forth the aggregate number of shares of common stock with respect to which such notices of election to dissent from the Reverse Split Transaction have been received and the aggregate number of holders of such shares of Common Stock.

  If the Reverse Split Transaction has been completed at the time such offer is made, such offer will also be accompanied by (a) advance payment to each dissenting shareholder who has submitted his certificates for notation thereon of the election to dissent of an amount equal to 80% of the amount of such offer or (b) as to each dissenting shareholder who has not yet submitted his certificates for notation thereon, a statement that advance payment to such shareholder of an amount equal to 80% of the amount of such offer will be made promptly upon submission of his certificates. Acceptance of such advance payment by a dissenting shareholder will not constitute a waiver of his dissenter's rights.

  If within 30 days after the making of such written offer, the surviving corporation and any dissenting shareholder agree upon the price to be paid for such holder's shares of Common Stock, payment therefore will be made within 60 days after the making of such offer or the effective date of the Reverse Split Transaction, whichever is later, upon the surrender of the certificates representing such shares of Common Stock. If the Company fails to make such an offer within the 15-day period described above, or if it makes an offer but the Company and a dissenting shareholder do not agree within 30 days of its making of the offer upon the price to be paid for such shareholder's shares of Common Stock, the Company must, within 20 days of such 15-or 30-day period, as the case may be, institute a special proceeding in the Supreme Court of New York to determine the rights of dissenting shareholders and fix the fair value of their shares of Common Stock.

  The fair value of the shares of common stock shall be the fair value as of the close of business on the day before the shareholders' authorization date. In fixing the fair value of the shares, the court will consider the nature of the Reverse Split Transaction and its effects on the Company and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value without a jury and without referral to an appraiser. If the Company does not institute such a proceeding within the 20-day period, any dissenting shareholder may, within 30 days after such 20-day period, institute a proceeding for the same. If such proceeding is not instituted within such 30-day period, any dissenting shareholders who have not agreed with the Company as to the price to be paid for their shares of Common Stock will lose their dissenters' rights, unless the court, for good cause shown, otherwise directs.

  Within 60 days after the completion of any such court proceeding, the Company must pay to each dissenting shareholder the amount found to be due him, with interest thereon at such rate as the court finds to be equitable, from the effective date of the Reverse Split Transaction to the date of payment, upon surrender by such shareholder of the certificates representing such shares of Common Stock. If the court finds that the refusal of any dissenting shareholder to accept the Company's offer was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed to such shareholder.

  The parties to such court proceeding will bear their own costs and expenses, including the fees and expenses of their counsel and any experts employed by them, except that the court, in its discretion and under certain conditions, may apportion and assess all or any part of the costs, expenses and fees incurred by dissenting shareholders against the surviving corporation or may apportion and assess all or any part of the costs, expenses and fees incurred by the surviving corporation against any dissenting shareholders, including any dissenting shareholders who have withdrawn their notices of election to dissent from the Reverse Split Transaction, who the court finds were arbitrary, vexatious or otherwise not acting in good faith in refusing the Company's offer of payment. Any shareholder who has filed a notice of election to dissent will not, after the effective date of the Reverse Split Transaction, have any of the rights of a shareholder with respect to his shares of Common Stock other than the right to be paid the fair value of such shares of Common Stock under the New York Business Corporation Law.

  Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time before the acceptance in writing of an offer by the Company, but in no case later than 60 days after the effective date of the Reverse Split Transaction unless the Company consents in writing. However, if the Company fails to make a timely offer to pay such shareholder the fair value of his shares of Common Stock as provided above, the dissenting shareholder may withdraw his election to dissent at any time within 60 days after any date such an offer is made.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The SEC allows the Company to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document that is also incorporated herein by reference.

  This document incorporates by reference the documents listed below that the Company has filed previously with the SEC. They contain important information about the Company and its financial condition.

    The Company's Annual Report on Form 10-KSB for the fiscal year ended January 31, 2004.

    The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended October 31, 2004.

  The Company will amend this Information Statement and its Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our obligations under the Exchange Act.

  The Company will provide, without charge, to each person to whom this Information Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference in this Information Statement. You may obtain a copy of these documents and any amendments thereto by writing to Benjamin Shepherd, Chief Financial Officer, at the following address: Lincoln Logs Ltd., 5 Riverside Drive, Chestertown, New York 12817.

  These documents are also included in the Company's SEC filings, which you can access electronically at the SEC's website at http://www.sec.gov.

                                 OTHER MATTERS

  The directors do not know of any matters to be presented at the Meeting other than as described in this Information Statement.

  The Board has not authorized anyone to give any information or make any representation about the Reverse Split Transaction or the Company that differs from, or adds to, the information in this Information Statement or in the Company's documents that are publicly filed with the SEC. If anyone gives you different or additional information, you should not rely on it.


                                    By Order Of The Board Of Directors

                                    /s/ William J. Thyne
                                    --------------------
                                    William J. Thyne
                                    Secretary


Chestertown, New York
April 7, 2005

                                   Appendix A

Certificate of Amendment of the Company's Restated Certificate of Incorporation


                            CERTIFICATE OF AMENDMENT
                                      OF
                        CERTIFICATE OF INCORPORATION OF
                               LINCOLN LOGS LTD.

               Under Section 805 Of The Business Corporation Law

The undersigned, being the President and the Secretary of LINCOLN LOGS LTD., pursuant to Section 805 of the Business Corporation Law of the State of New York, do hereby restate, certify and set forth:

1. The name of the corporation is LINCOLN LOGS LTD. (the "Corporation")

2. The certificate of incorporation of the Corporation was filed by the Department of State on the 25th day of February 1977.

3. Immediately upon the effectiveness of this Amendment to the Corporation's Certificate of Incorporation pursuant to the New York Business Corporation Law (the "Effective Date"), each five hundred (500) issued and outstanding shares of the Corporation's Common Stock, par value $0.01 per share (the "Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be converted into one (1) new share of the Corporation's Common Stock, $0.01 par value per share ("New Common Stock"), as constituted following the Effective Date. The conversion of the Old Common Stock into New Common Stock, will be deemed to occur on the Effective Date, regardless of when the certificates representing such Old Common Stock are physically surrendered to the Corporation for exchange into certificates representing New Common Stock. After the Effective Date, certificates representing the Old Common Stock will, until such shares are surrendered to the Corporation for exchange into New Common Stock, represent the number and class of New Common Stock into which such Old Common Stock shall have been converted pursuant to this amendment.

  In cases in which the conversion of the Old Common Stock into New Common Stock results in any shareholder holding a fraction of a share, the Company will pay in lieu of such fractional share, an amount in cash (the "Cash Consideration") equal to the product of $245.00 and a fraction, the numerator of which is the number of shares owned by the shareholder and the denominator of which is the number 500. No interest shall be payable on the Cash Consideration.

  Following the Effective Date, the total number of authorized shares of common stock of the Corporation (including all shares of New Common Stock and all shares of treasury stock of the Corporation) shall remain 12,000,000, and the par value of the New Common Stock shall remain $0.01 per share.

4. The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a special meeting of the Corporation's shareholders duly called and held on April 28, 2005.

  IN WITNESS WHEREOF, we have signed this certificate as of the 29th day of April 2005, and we affirm the statements contained herein as true under penalties of perjury.


                                         /s/ John D. Shepherd
                                         --------------------
                                         John D. Shepherd
                                         President and Chief Executive Officer


                                         /s/ William J. Thyne
                                         --------------------
                                         William J. Thyne
                                         Secretary

                                  Appendix B

               Business Corporation Law of the State of New York

Section 623. Procedure to enforce shareholder's right to receive payment for shares

(a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

(b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

(c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

(d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

(e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

(f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

(g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

(h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

  (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

  (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

  (3) All dissenting shareholders, excepting those who, as provided in paragraph
(g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

  (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision
(d) of section 3101 of the civil practice law and rules.

  (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

  (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

  (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

(8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

(i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

(j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

  (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

  (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

  (3) The dissenting shareholder shall exercise such option under subparagraph
(1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

(k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

(l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

(m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

(a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

  (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

    (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

      (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

      (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

      (iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

    (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

    (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

  (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

  (3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

                                  Appendix C

                               Opinion of Value

EMPIRE VALUATION CONSULTANTS, LLC
3255 Brighton Henrietta Town Line Road
Rochester, NY  14623


PRIVATE & CONFIDENTIAL

March 20, 2005

Mr. Benjamin A. Shepherd
Vice President - Finance, CFO
Lincoln Logs, Ltd.
5 Riverside Drive
Chestertown, NY 12817

Dear Mr. Shepherd:

  You have requested Empire Valuation Consultants, LLC ("Empire") to render its opinion as to the fair value of Lincoln Logs Ltd. ("LLOG" or the "Company") as of March 18, 2005 (the "Valuation Date"). It is our understanding that this valuation will be used for a proposed reverse stock split and the resultant deregistration of the Company's common stock under the Securities Exchange Act of 1934. Empire's conclusion of the aggregate fair value of LLOG is $4,000,000.

Methodology

  LLOG has been valued under the assumption that the Company is a going concern. This appraisal was conducted according to guidelines established by the Internal Revenue Service ("IRS") and appraisal practices promulgated by the American Society of Appraisers in the Principles of Appraisal Practice and Code of Ethics, together with such standards as were deemed relevant to this engagement. However, it was not performed in full conformity with the Uniform Standards of Professional Appraisal Practice ("USPAP").

  This summary letter is by its nature a "Limited Report" under USPAP, and therefore does not conform to USPAP. As such, it does not contain the required disclosures regarding the nature, history, outlook, ownership, or other factors regarding the Company, nor does it contain details regarding the valuation analyses considered and used. Therefore, it is for the exclusive use of you, and at your request, those of your advisors who have the requisite knowledge to understand the risks, opportunities, and the valuation theories and analyses discussed and applied in this situation.

Sources of Information

  Information used in determining the fair market value of LLOG was provided by the documents and sources listed below:

  The Company's filings with the Securities and Exchange Commission ("SEC"), for its fiscal years ended January 31, 2000 through 2004 and for various interim periods;

  LLOG's pro forma results for 2005, including a balance sheet, income statement and statement of cash flow, all provided by management of the Company, as well as a projected income statement for LLOG's fiscal year ending January 31, 2006;

  Hoover's Online, Edgarscan, Multex, and Yahoo!Finance databases;

  Economic and industry information from Value Line, the Wall Street Journal, and Standard & Poor's Industry Surveys;

  Conversations and correspondence with: yourself; John S. Shepherd, CEO; William Thyne, Vice President, Treasurer; Richard Waters, LLOG's Controller, regarding the Company's history, operations, finances, and outlook as of the Valuation Date;

  Correspondence and a conversation with Christopher Truso, Vice President, of First Pioneer Credit, ACA, concerning appraisals of the Company's fixed assets;

  Conversations and correspondence with Leslie M. Apple, Esq. and Patricia Franchini, Esq. of the firm Whiteman Osterman and Hanna, counsel to the Company; and

  Other reviews, analyses, and research as were deemed necessary.

Business Profile

  LLOG is primarily engaged in the business of designing, manufacturing and marketing a broad line of log and panelized homes to be erected by custom builders and "do-it-yourself" buyers. The Company planes cants (logs milled on four sides) at its own manufacturing facilities in Chestertown, New York ("NY") and Maple Ridge, British Columbia ("BC") and delivers to its customers by truck trailer a weather-tight log home or panelized shell package. The Company also provides its customers with services related to the sale of its housing packages, such as the preparation of customized blueprints and ongoing customer service through its organization of independent representatives located throughout the United States.

  The Company was incorporated in New York in 1977 and has the following wholly-owned subsidiaries:

  Thermo-Home Inc., a NY corporation through which the Company's panelized homes were previously manufactured and marketed (the manufacture and marketing operations of the Company's panelized homes were integrated into the operation of LLOG during its fiscal year ended January 31, 1988);

  Snake River Log Homes, LLC ("Snake River"), a sole-member limited liability company organized under the laws of the State of Idaho whose principal activity is the marketing and sale of log homes constructed of rustic logs in the Swedish-cope style;

  AFI Acquisitions Company, LLC ("AFI"), a sole-member limited liability company organized under the laws of NY whose principal activity is the manufacture of dimensional wood products for consumption by LLOG;

  Lincoln Logs Canada Ltd., a holding company incorporated under the laws of BC, Canada through which the Company acquired two affiliated companies with common ownership;

  True Craft Log Structures Ltd., a company organized under the laws of BC, Canada whose principal activity is the marketing and sale of log homes;

  Hart and Son Industries Ltd., a company organized under the laws of BC, Canada whose principal activity is the manufacture of log homes for Hart and Son Industries Ltd. and the Company.

  During the fiscal year ended January 31, 2004, the Company made several acquisitions. On August 29, 2003, the Company completed the acquisition of True Craft Log Structures, Ltd. and Hart & Son Industries Ltd., ("TCHSI").
On October 7, 2003, the Company, through AFI, purchased certain assets of Adirondack Forest Industries, Inc. On November 17, 2003, the Company completed the acquisition of all of the outstanding limited liability company interests of Snake River.

  The Company's Common Stock is traded over-the-counter on the OTC Bulletin Board under the ticker symbol LLOG.OB. LLOG has one class of capital stock issued and outstanding, voting common stock. There were 9,040,059 registered shares as of the Valuation Date. The last reported price for the Company's shares according to Yahoo!Finance was $0.44 per share as of March 18, 2004.

  LLOG's balance sheets, income statements and statements of cash flow for the last five years are presented in a comparative format in Exhibits A through D attached to this report. In conducting its analysis, Empire studied this financial information as well the audited financial statements included in the Company's SEC filings. Empire was assured by management that the financial condition of the Company and its outlook did not changed materially between January 31, 2005 and the Valuation Date.

Valuation of Lincoln Logs Ltd.

  After consideration of a number of generally accepted valuation methodologies, Empire elected to use a capitalization of income analysis, and an adjusted book value calculation. A small company rule of thumb based on earnings before interest, taxes, depreciation and amortization ("EBITDA") served to create a sensitivity analysis to gauge the reasonableness of Empire's conclusions. In addition, recent trading prices for the Company's stock were taken into account.

  Outline of the Valuation Process: Exhibits E, F, G, and H present the results of Empire's analyses.

  Exhibit E contains a capitalization of adjusted historical net income starting from the Company's historical results for 2000 through 2005 and its projected results for 2006. Adjustments were made for certain non-recurring items and the anticipated improvement in LLOG's operating income. The adjusted results were weighted in several ways. From those results, a normalized pre-tax income base was selected and then tax-affected. The normalized net income figure was then capitalized using the Gordon Growth Model as defined within the exhibit. The concluded fair value was $4,030,000.

  Exhibit F also incorporates a capitalization of adjusted historical net income starting from the Company's historical results for 2000 through 2005 and its projected results for 2006. However, it uses a debt-free approach. Interest expense is added back. The result is a pre-tax income base available to equity holders and debt holders. The capitalization rate is a weighted average cost of capital. Again, the adjusted results were weighted in several ways. From those results, a normalized pre-tax, debt-free income base was selected and then tax-affected. The normalized debt-free net income figure was then capitalized using the Gordon Growth Model as defined within the exhibit. The result of this calculation is a value for total invested capital available to equity holders and debt holders. Therefore, in order to determine the value of the Company's equity, the debt outstanding is subtracted. The concluded fair value was $4,060,000.

  Exhibit G shows the ABV computations for LLOG. The balance sheet for January 31, 2005 was the starting point. The Company's assets and liabilities were adjusted to the fair market values. The concluded fair value was $600,000.

  Exhibit H contains the sensitivity analysis using a small company rule of thumb based on EBITDA. The values derived for LLOG using other methodologies fall well within the range based on this rule of thumb. The exception is the ABV; see Exhibit G.

  Between June 2, 2004 and the Valuation Date, Yahoo!Finance reported only 49 trades of a total of 109,653 shares. See Exhibit I. The maximum price during this time was $1.01 per share and the minimum was $0.40 per share. The most recent price was $0.44 per share. There were only 6 reported trades within the last 30 days. The weighted average price per share in the last 30 days was $0.67, but it was skewed by a larger-than-average trade of 10,000 shares on February 23, 2005. In sum, the scant trading history of LLOG implies that it is not a true reflection of fair value. Nevertheless, it was considered in arriving at a conclusion of fair value for LLOG.

Valuation Summary

  Given the foregoing review and analysis, and subject to the attached Statement of Limiting Conditions, it is our opinion that the aggregate fair value of Lincoln Logs Ltd. is reasonably stated as $4,000,000 as of March 18, 2005, for a proposed reverse stock split and the resultant deregistration of the Company's common stock under the Securities Exchange Act of 1934.


  Respectfully submitted,


     /s/ Andrea E. Hock
     ------------------
     Andrea E. Hock, ASA
     Managing Director



     /s/ Terence L. Griswold
     -----------------------
     Terence L. Griswold, ASA
     Managing Director

                                  Addendum 1

                       STATEMENT OF LIMITING CONDITIONS

  Litigation Support: Depositions, expert testimony, attendance in court, and all preparations/support for same, arising from this appraisal shall not be required unless arrangements for such services have been previously made.

  Management: The opinion of value expressed herein assumes the continuation of prudent management policies over whatever period of time is deemed reasonable and necessary to maintain the character and integrity of the appraised business entity as a going concern.

  Information and Data: Information supplied by others that was considered in this valuation is from sources believed to be reliable, and no further responsibility is assumed for its accuracy. Information used was limited to that available on or before the Valuation Date, or which could be reasonably ascertained as of that date. We reserve the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available subsequent to the issuance of this report.

  Purpose: All opinions of market value are presented as Empire Valuation Consultants, LLC's considered opinion based on the facts and data obtained during the course of the appraisal investigation. We assume no responsibility for changes in market conditions which might require a change in appraised value. The value conclusion derived in this appraisal was for the specific purpose and date set forth in this appraisal and may not be used for any other purpose.

  Fee: The fee established for the formulation and reporting of these conclusions is not contingent upon the value or other opinions presented.

  Interest: Neither the appraiser nor any officer or employee of Empire Valuation Consultants, LLC has any interest in the property appraised.

  Unexpected Conditions: We assume that there are no hidden or unexpected conditions of the assets valued that would adversely affect value.

  Non Appraisal Expertise: No opinion is intended for matters which require legal or specialized expertise, investigation or knowledge, beyond that customarily employed by appraisers.

  Hazardous Substances: Hazardous substances, if present within the facilities of a business, can introduce an actual or potential liability that will adversely affect the marketability and value of the business or its underlying assets. In the development of our opinion of value, no consideration has been given to such liability or its impact on value unless otherwise indicated in the report.

                                  Addendum 2

                          CERTIFICATION OF APPRAISERS

We the appraisers certify that, to the best of our knowledge and belief:

1. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

2. All statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analysis, opinions, and conclusions.

4. The professional fee paid to Empire for the preparation of this report is not contingent upon the opinion of value stated herein.

5. Neither Empire nor any of its employees has, to the best of our knowledge, a present or intended financial interest in either the entity being valued or in any affiliates that may exist.

6. No one provided significant professional assistance to the persons signing this report, unless specifically stated herein.

The American Society of Appraisers has a mandatory recertification program for all of its Accredited Senior Appraisers. The senior members signing below, designated by the "ASA," are in compliance with that program.

     /s/ Andrea E. Hock
     ------------------
     Andrea E. Hock, ASA


     /s/ Terence L. Griswold
     -----------------------
     Terence L. Griswold, ASA


March 20, 2005

                                 Addendum 3-1

                      EMPIRE VALUATION CONSULTANTS, LLC
                              www.empireval.com

3255 Brighton Henrietta TownLine Road    350 5th Avenue, Suite 5513
Rochester, New York 14623                New York, New York 10118-5513
Tel: (585) 475-9260 Fax: (585) 475-9380  Tel: (212) 714-0122 Fax: (212) 714-0124

3340 Peachtree Rd., NE, Suite 1800       61 South Main Street, Suite 201
Atlanta, GA 30326                        West Hartford, CT 06107
Tel: (404) 814-5245 Fax: (404) 814-5246  Tel: (860) 233-6552 Fax: (860) 521-7575


Valuation Services

Empire Valuation Consultants, LLC provides valuations to business owners, attorneys, accountants, commercial bankers, investment bankers, trust departments, insurance agents, and financial planners, among others. Empire's consultants have prepared or managed the preparation of over 7,500 appraisals for the following reasons:

     - Buy/Sell Agreements            - Redemptions
     - Gifting Programs               - Recapitalizations
     - Estate Taxes                   - Going Private Transactions
     - Mergers & Acquisitions         - Stock Option Plans
     - Blocks of Publicly             - Dissenting Shareholder Suits
     - Traded Securities              - Fairness Opinions
     - Employee Stock Ownership       - Intellectual Property
       Plans (ESOPs)                  - Purchase Price Allocation


Other Financial Services

  Litigation Support & Expert Testimony

  Empire can assist you with research and litigation support and its professionals are available to provide expert testimony in matters involving questions of valuation.

  ESOP Feasibility Studies & Preliminary Valuations

  Empire is available to work with our client's team of financial advisors or participate in independent feasibility studies and preliminary valuation reviews in connection with ESOP formation planning.

                                 Addendum 3-2

ANDREA E. HOCK, ASA

Academic Degrees

    M.B.A. Rochester Institute of Technology, Finance, 1985

    M.A.   University of Florida, French Literature, 1974

    B.A.   Mercer University, summa cum laude, French, 1972


Employment

  Managing Director, Empire Valuation Consultants, Rochester, New York, 2000-present

  Senior Valuation Associate, Empire Valuation Consultants, Rochester, New York, 1993-2000

  Valuation Analyst, Empire Valuation Consultants, Rochester, New York,
  1989-1993

  Financial Manager, Joan Hantz Graphic Design, Rochester, New York, 1987-1988

  Claims Representative, Social Security Administration, Rochester, New York, 1978-1989


Experience

  Ms. Hock is an Accredited Senior Appraiser (ASA) of the American Society of Appraisers, Business Valuations. She is currently a Vice President, and former Chapter President and Chapter Secretary, for the Western New York Chapter of the ASA. Ms. Hock has over fourteen years of business valuation experience. She has been involved in the valuation of a wide variety of corporations, partnerships, and business assets for employee stock ownership plans, fairness opinions, solvency opinions, recapitalizations, estate and gift taxes, and other purposes.

  As financial manager of a graphics design firm, Ms. Hock became familiar with proposal writing, financial planning, bookkeeping and tax accounting. Her experience with the government provided her with a background in a wide variety of federal and state services and regulations.

                                 Addendum 3-3

TERENCE L. GRISWOLD, ASA

(a) Academic Degrees

    M.B.A. University of Rochester, William E. Simon Graduate School of Business Administration, Finance, 1983

    B.S.   Alfred University, Business Administration, 1976

(b) Employment

  Managing Director, Empire Valuation Consultants, Rochester, New York, 1988-Present

  Partner, Chase Lincoln Capital Advisors; Manager, Business Valuation Group, Investment Banking Department; Vice President, Chase Lincoln First Bank, N.A., Rochester, New York, 1983-1988

  Senior Accountant, Seidman & Seidman, Philadelphia, Pennsylvania, 1980-1981

  Senior Accountant, Harry Ness & Co., Hanover, Pennsylvania, 1978-1980

  Partner and Office Manager, Pappalardo Accounting and Tax Service, Hornell, New York, 1976-1978

(c)	Experience

  Mr. Griswold is an Accredited Senior Appraiser (ASA) of the American Society of Appraisers, served as Vice-Chairman of its International Board of Examiners for Business Valuation for seven and a half years and is a past member of its National Business Valuation Committee. He is also a non-practicing Certified Public Accountant and a member of the American Institute of Certified Public Accountants ("AICPA"). He has over twenty-four years of accounting, corporate finance and business valuation experience. He has been involved in the valuation of a widely diverse base of companies for estate and gift taxes, recapitalizations, buy-sell agreements, equitable distributions, mergers & acquisitions, employee stock ownership plans (ESOPs), and other purposes. Mr. Griswold has also testified as an expert witness in New York, Vermont and Nevada, and before the NYS Public Service Commission.

  Mr. Griswold is currently Vice President for the Western New York Chapter of the American Society of Appraisers and is a Member Consultant of the National Center for Employee Ownership and the ESOP Association. He is also a member of the ESOP Association's National Valuation Advisory Committee. In addition, he has lectured to numerous business and professional groups on a broad range of valuation topics.